Exhibit 4.8

12 December 2020

ASTRAZENECA PLC
as the Company

arranged by

MORGAN STANLEY BANK INTERNATIONAL LIMITED,
J.P. MORGAN SECURITIES PLC and
GOLDMAN SACHS BANK USA

with

MORGAN STANLEY BANK INTERNATIONAL LIMITED,
J.P. MORGAN SECURITIES PLC and
GOLDMAN SACHS BANK USA
as Bookrunner

and

J.P. MORGAN AG
acting as Facility Agent

$17,500,000,000
BRIDGE FACILITY AGREEMENT

CONTENTS

CLAUSE		PAGE

Section 1 Interpretation		1

1	Definitions and interpretation	1

Section 2 The Facility		22

2	The Facility	22

3	Purpose	25

4	Extension of Facility	25

5	Conditions of Utilisation	26

Section 3 Utilisation		28

6	Utilisation	28

Section 4 Repayment, prepayment and cancellation		29

7	Repayment	29

8	Prepayment and cancellation	29

Section 5 Costs of utilisation		35

9	Rate Switch	35

10	Interest	36

11	Interest Periods	37

12	Changes to the Calculation of Interest	38

13	Fees	41

Section 6 Additional payment obligations		43

14	Tax gross-up and indemnities	43

15	Increased Costs	55

16	Other indemnities	58

17	Mitigation by the Lenders	60

18	Costs and expenses	60

Section 7 Guarantee		61

19	Guarantee and indemnity	61

Section 8 Representations, undertakings and events of default		64

20	Representations	64

21	Information Undertakings	68

22	General undertakings	72

23	Events of Default	77

Section 9 Changes to parties		81

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24	Changes to the Lenders	81

25	Changes to the Obligors	87

Section 10 The Finance Parties		89

26	Role of the Facility Agent and the Arranger	89

27	Conduct of Business by the Finance Parties	99

28	Sharing among the Finance Parties	99

Section 11 Administration		101

29	Payment Mechanics	101

30	Set-off	106

31	Notices	106

32	Calculations and Certificates	108

33	Partial invalidity	109

34	Remedies and waivers	109

35	Amendments and waivers	109

36	Confidentiality	110

37	Confidentiality of Funding Rates and Reference Bank Quotations	114

38	Lending affiliates	116

39	USA Patriot Act	123

40	Contractual recognition of bail-in	123

41	Supported QFCs	125

42	Counterparts	127

Section 12 Governing law and enforcement		127

43	Governing law	127

44	Enforcement	127

Schedule 1 The Original Parties		129

Schedule 2 Conditions Precedent		131

Schedule 3 Requests		136

Schedule 4 Form of Accession Letter		138

Schedule 5 Form of Resignation Letter		139

Schedule 6 Form of Transfer Certificate		140

Schedule 7 Form of Assignment Agreement		144

Schedule 8 Timetables		148

Schedule 9 Form of Increase Confirmation		149

Schedule 10 Material Subsidiaries		152

ii

iii

THIS AGREEMENT is dated 12 December 2020 and made BETWEEN:

(1)                                 ASTRAZENECA PLC (the Company);

(2)                                 THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 (The Original Parties) as original borrowers (together with the Company the Original Borrowers);

(3)                                 ASTRAZENECA PLC as guarantor (the Guarantor);

(4)                                 MORGAN STANLEY BANK INTERNATIONAL LIMITED, J.P. MORGAN SECURITIES PLC and GOLDMAN SACHS BANK USA as mandated lead arrangers (together the Arranger);

(5)                                 MORGAN STANLEY BANK INTERNATIONAL LIMITED, J.P. MORGAN SECURITIES PLC and GOLDMAN SACHS BANK USA as bookrunners (the Bookrunner);

(6)                                 THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the Original Lenders);

(7)                                 THE FINANCIAL INSTITUTIONS listed in Schedule 14 (The Original Lending Affiliates) as original lending affiliates; and

(8)                                 J.P. MORGAN AG as agent of the other Finance Parties (the Facility Agent).

IT IS AGREED as follows:

Section 1

Interpretation

1                                         Definitions and interpretation

1.1                               Definitions

In this Agreement:

Acceptable Bank means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by S&P or Fitch Ratings Ltd or Baa3 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency;

Accession Letter means a document substantially in the form set out in Schedule 4 (Form of Accession Letter);

Acquisition means the acquisition of the Target pursuant to the terms of the Merger Agreement;

Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Obligors);

Additional Business Day means any day specified as such in Schedule 12 (Compounded Rate Terms);

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

Anti-Corruption Laws means all laws, rules, and regulations from time to time concerning or relating to bribery or corruption, including but not limited to the U.S Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and all other applicable anti-bribery and corruption laws;

Assignment Agreement means an agreement substantially in the form set out in Schedule 7 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee;

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

Availability Period means the period from and including the date of this Agreement to and including the final day of the Certain Funds Period;

Available Commitment means a Lender’s Commitment minus:

(a)                                 the amount of its participation in any outstanding Loans; and

(b)                                 in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date;

Available Facility means the aggregate for the time being of each Lender’s Available Commitment;

Banking Day means any day specified as such in the Compounded Rate Terms;

Blocking Law means:

(a)                                 any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom (including any similar and applicable UK law, instrument or regulation created following the United Kingdom’s exit from the European Union)); or

(b)                                 Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung);

Board means the Board of Governors of the Federal Reserve System of the US or any successor thereof;

Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 25 (Changes to the Obligors);

Break Costs means, in respect of any Loan which is not a Compounded Rate Loan, the amount (if any) by which:

(a)                                 the interest (exclusive of Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                 the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

Business Day means:

(a)                                 a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York; and

(b)                                 (in relation to any day for payment or purchase of the Compounded Rate Currency, or in relation to the determination of the length of an Interest Period or an amount in the Compounded Rate Currency) an Additional Business Day;

Capital Markets Debt Instruments means Financial Indebtedness by way of any notes or bonds, whether or not convertible into share capital of any wholly-owned member of the Group, issued or to be issued by the Company or by any wholly-owned members of the Group (in each case other than to another member of the Group) and guaranteed by the Company (but excluding any Commercial Paper) provided that such amounts cannot be double counted for the purposes of this definition and the definition of “Syndicated Loans”;

Central Bank Rate has the meaning given to that term in the Compounded Rate Terms;

Central Bank Rate Adjustment has the meaning given to that term in the Compounded Rate Terms;

Certain Funds Period means the period commencing on the first day of the Availability Period and ending on the earlier of:

(a)                                 close of business on the Closing Date;

(b)                                 the date falling ten Business Days after the date of this Agreement if the Merger Agreement is not signed;

(c)                                  the date of termination of the Merger Agreement;

(d)                                 if the End Date Extension has not occurred, the date falling 12 months after the date of this Agreement; and

(e)                                  if the End Date Extension has occurred, the date falling 15 months after the date of this Agreement;

Certain Funds Utilisation means a Loan made or to be made during the Certain Funds Period;

Clean-Up Period means the period beginning on the date of this Agreement and ending on the date falling 120 days after the Closing Date;

Closing means the Closing of the Acquisition (as defined in the Merger Agreement);

Closing Date means the date on which Closing occurs;

Code means the US Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder;

Commercial Paper means any commercial paper issued under any commercial paper programme;

Commitment means:

(a)                                 in relation to an Original Lender, the amount set opposite its name in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                 in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement;

Compounded Rate Currency means, subject to Clause 9 (Rate Switch), the currency in respect of which the Rate Switch Date has occurred;

Compounded Rate Loan means, subject to Clause 9 (Rate Switch) any Loan or, if applicable, Unpaid Sum made or to be made in the Compounded Rate Currency;

Compounded Rate Terms means in relation to:

(a)                                 a currency;

(b)                                 a Compounded Rate Loan or an Unpaid Sum;

(c)                                  an Interest Period for such a Compounded Rate Loan or Unpaid Sum (or other period for the accrual of commission or fees); or

(d)                                 any term of this Agreement relating to the determination of a rate of interest in relation to such a Compounded Rate Loan or Unpaid Sum,

the terms set out in Schedule 12 (Compounded Rate Terms);

Compounded Reference Rate means, in relation to any Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)                                 the Daily Non-Cumulative Compounded RFR Rate for that Banking Day; and

(b)                                 the Credit Adjustment Spread;

Confidential Information means all information relating to the Company, any Obligor, the Group, the Target, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)                                 any member of the Group or any of its advisers; or

(b)                                 another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)                                     information that:

(A)                               is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36 (Confidentiality); or

(B)                               is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)                               is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)                                  any Funding Rate or Reference Bank Quotation;

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Facility Agent;

Consolidated Net Tangible Assets means the aggregate amount of consolidated total assets of the Company, after deducting therefrom (a) all liabilities due within one year (other than (x) short term borrowings and (y) long-term debt due within one year) and (b) all goodwill, trade names, trademarks, patents and other like intangibles, as shown on the audited consolidated balance sheet contained in the last annual report to shareholders of the Company;

Credit Adjustment Spread means, in respect of any Compounded Rate Loan, any rate which is specified as such in respect of the Interest Period of that Compounded Rate Loan in Schedule 12 (Compounded Rate Terms);

CTA means the Corporation Tax Act 2009;

Daily Non-Cumulative Compounded RFR Rate means, in relation to any Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 13 (Daily Non-Cumulative Compounded RFR Rate);

Daily Rate means the rate specified as such in the Compounded Rate Terms;

Default means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice or any combination of the foregoing) be an Event of Default;

Defaulting Lender means any Lender:

(a)                                 which has failed to make its participation in a Loan available or has notified the Facility Agent or the Company (which has notified the Facility Agent) that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 6.4 (Lenders’ participation);

(b)                                 which has otherwise rescinded or repudiated a Finance Document; or

(c)                                  with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) and (b) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)                                  the Lender is disputing in good faith whether it is contractually obliged to make the payment in question;

Disruption Event means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                     from performing its payment obligations under the Finance Documents; or

(ii)                                  from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

End Date Extension means that the End Date (as defined in the Merger Agreement in the form provided pursuant to Part I of Schedule 2 (Conditions Precedent)) has been extended to the date falling fifteen months after the date of the Merger Agreement pursuant to Section 10.01(b)(i) thereof as a result of the specific conditions detailed in such paragraph not having been satisfied by the date falling twelve months after the date of the Merger Agreement;

ERISA means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder;

ERISA Affiliate means any person treated as a single employer with any Obligor for the purpose of section 414 of the Code or section 4001 of ERISA;

Event of Default means any event or circumstance specified as such in Clause 23 (Events of Default);

Facility means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility);

Facility Office means:

(a)                                 the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement as a Lender; or

(b)                                 in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes;

FATCA means:

(a)                                 sections 1471 to 1474 of the Code or any associated regulations;

(b)                                 any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                  any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

FATCA Application Date means:

(a)                                 in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)                                 in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA;

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA;

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction;

Fee Letter means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company, or the Facility Agent and the Company, setting out any of the fees referred to in Clause 13 (Fees);

Finance Document means this Agreement, the Syndication Letter, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as a “Finance Document” by the Facility Agent and the Company;

Finance Party means the Facility Agent, the Arranger or a Lender;

Financial Indebtedness means any indebtedness for or in respect of:

(a)                                 moneys borrowed;

(b)                                 any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                  any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                 the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019 have been treated as an operating lease);

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis or on a recourse basis if the right of recourse is limited to recourse for ineligible receivables only);

(f)                                   any amount raised under any other transaction with a bank or a financial institution (including any forward sale or purchase agreement) required to be accounted for as borrowing;

(g)                                  any derivative transaction entered into with a bank or a financial institution in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                 any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)                                     any amount raised by the issue of redeemable shares (but only to the extent such shares are redeemable at the shareholder’s option prior to the Termination Date); and

(j)                                    (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above,

but excluding any indebtedness owed by one member of the Group to another member of the Group;

Funding Rate means any rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (i)(B) of Clause 12.1(d) (Cost of funds);

GAAP means generally accepted accounting principles including IFRS in the United Kingdom or (where applicable) the US;

Group means the Company and its Subsidiaries for the time being;

Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary;

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

Impaired Agent means the Facility Agent at any time when:

(a)                                 it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                 the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)                                  (if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                 an Insolvency Event has occurred and is continuing with respect to the Facility Agent,

unless, in the case of paragraph (a) above:

(i)                                     its failure to pay is caused by:

(A)                               administrative or technical error; or

(B)                               a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)                                  the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question;

Increase Confirmation means a confirmation substantially in the form set out in Schedule 9 (Form of Increase Confirmation);

Increase Lender has the meaning given to that term in Clause 2.2 (Increase);

Information Package means the document in the form approved by the Company for distribution in connection with syndication of the Facility;

Insolvency Event in relation to an entity means that the entity:

(a)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                 becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                  makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                 institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                                  has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                                     results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                                  is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                                   has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)                                  has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(h)                                 seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other such official for it or for all or substantially all its assets;

(i)                                     causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)                                    takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.4 (Default interest);

Interpolated Screen Rate means, in relation to any Loan, the rate (rounded to four decimal places) which results from interpolating on a linear basis between:

(a)                                 the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)                                 the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time on the Quotation Day for dollars;

investment company has the meaning given to it in the United States Investment Company Act of 1940;

ITA means the Income Tax Act 2007;

Lender means:

(a)                                 any Original Lender; and

(b)                                 any bank which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase) or Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement;

LIBOR means, in relation to any Term Rate Loan:

(a)                                 the applicable Screen Rate as of the Specified Time on the Quotation Day for dollars and for a period equal in length to the Interest Period of that Loan; or

(b)                                 as otherwise determined pursuant to Clause 12.1 (Unavailability of Screen Rate prior to Rate Switch Date),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero;

LMA means the Loan Market Association;

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

Major Default means with respect to the Original Obligors only, any circumstances constituting a Default under any of Clause 23.1 (Non-payment); Clause 23.2 (Other obligations) insofar as it relates to a breach of Clauses 3.1 (Purpose) or Clause 22.1 (Authorisations); Clause 22.4 (Change of business); Clause 22.6 (Acquisition undertakings); Clause 23.3 (Misrepresentation) insofar as it relates to a breach of any Major Representation; Clause 23.5 (Insolvency); Clause 23.6 (Insolvency proceedings); Clause 23.7 (Creditors’ process); Clause 23.9 (Unlawfulness) or Clause 23.10 (Repudiation);

Major Representations means a representation or warranty with respect to the Original Obligors only under any of Clause 20.1 (Status), Clause 20.2 (Binding obligations), Clause 20.3 (Non-conflict) in respect of (a) and (b) only, Clause 20.4 (Power and authority), Clause 20.11 (Pari passu ranking), paragraph (a)(i) of Clause 20.14 (Sanctions) and 20.17 (Acquisition);

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to the reduction);

Margin means the percentage rate per annum determined at such time to be the margin in accordance with Clause 12.3 (Margin);

Margin Regulations means Regulations U and X issued by the Board;

Margin Stock means “margin stock” or “margin securities” as defined in the Margin Regulations;

Material Adverse Effect means an event or circumstance reasonably likely to have a material adverse effect on the ability of the Obligors (taken together) to perform their payment obligations under the Finance Documents;

Material Subsidiary means, any wholly owned Subsidiary of the Company other than one principally engaged in leasing or financing instalment receivables or principally engaged in financing the operations of the Company and its consolidated Subsidiaries: (i) with substantially all of its property located within the United Kingdom or the US; and (ii) which owns a Relevant Asset, being at the date of the Original Financial Statements, those Subsidiaries identified in Schedule 10 (Material Subsidiaries). A notice delivered pursuant to Clause 21.8 (Notification of Material Subsidiaries) is prima facie evidence of the identity from time to time of the Material Subsidiaries. If there is a dispute as to whether a Subsidiary is or is not a Material Subsidiary, a report by the auditors of the Company that a Subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on each Party;

Merger Agreement means the agreement and plan of merger between the Company, Delta Omega Sub Holdings Inc., Delta Omega Sub Holdings Inc 1, Delta Omega Sub Holdings LLC 2 and the Target;

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that (unless expressly provided to the contrary in this Agreement):

(a)                                 (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                  if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period;

Moody’s means Moody’s Investors Service Limited;

Net Debt Proceeds means the proceeds in relation to (i) any Syndicated Loans or (ii) the issue of any Capital Markets Debt Instruments, in each case net of:

(a)                                 fees, costs and expenses properly incurred by any member of the Group to third parties;

(b)                                 any Taxes payable; and

(c)                                  any reasonable provision properly made for Taxes or for the purpose of meeting any third party liability,

to the extent connected with the raising or incurrence of such Financial Indebtedness or such issuance;

Net Disposal Proceeds means the proceeds in relation to any disposal, in each case net of:

(a)                                 fees, costs and expenses properly incurred by any member of the Group or the Target (or its Subsidiaries) to third parties;

(b)                                 any Taxes payable; and

(c)                                  any reasonable provision properly made for Taxes or for the purpose of meeting any third party liability,

to the extent connected to the relevant disposal, where such net proceeds are in an amount of $500,000,000 or greater (or its equivalent in other currencies);

New Lender has the meaning given to that term in Clause 24 (Changes to the Lenders);

Obligor means a Borrower or the Guarantor;

OFAC means the Office of Foreign Assets Control of the US Department of the Treasury;

Original Financial Statements means the audited consolidated financial statements of the Group for the financial year ended 31 December 2019;

Original Obligor means an Original Borrower or the Guarantor;

Original Termination Date means the date falling 12 Months after the earlier of (a) the Closing Date and (b) the date falling 12 Months after the date of this Agreement;

Party means a party to this Agreement;

Plan means an employee pension benefit plan as defined in section 3(2) of ERISA (other than a “multiemployer plan” (as defined in Section 3(37) of ERISA)) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA:

(a)                                 maintained by any Obligor or any ERISA Affiliate; or

(b)                                 to which any Obligor or any ERISA Affiliate is required to make any payment or contribution;

Pre-Approved New Lender List means the list of potential New Lenders agreed in writing on or before the date of this Agreement by or on behalf of the Company and the Arranger;

Qualifying Lender has the meaning given to it in Clause 14 (Tax gross-up and indemnities);

Quotation Day means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period unless market practice differs in the Relevant Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given by leading banks in the Relevant Market on more than one day, the Quotation Day will be the last of those days);

Rate Switch Date means the earlier of:

(a)                                 any date that falls between 1 April 2021 and 30 September 2021 that is notified by the Company to the Facility Agent pursuant to Clause 9.3 (Rate Switch Notice);

(b)                                 the date on which the applicable Screen Rate ceases to be published or otherwise becomes unavailable following the occurrence of a Rate Switch Trigger Event relating to the Reference Rate applicable to Term Rate Loans in dollars; and

(c)                                  in relation to paragraph (e) of the definition of Rate Switch Trigger Event, the date on which the applicable Screen Rate ceases to be representative of the underlying market or economic reality that it is intended to measure (as determined by the supervisor of such Screen Rate;

Rate Switch Notice means a notice substantially in the form set out in Schedule 11 (Rate Switch Notice).

Rate Switch Trigger Event means in relation to a Screen Rate for the Reference Rate applicable to Term Rate Loans:

(a)

(i)                                     the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(ii)                                  information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(b)                                 the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(c)                                  the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued;

(d)                                 the administrator of that Screen Rate or its supervisor publicly announces that that Screen Rate may no longer be used; or

(e)                                  the supervisor of the administrator of that Screen Rate publicly announces or publishes information:

(i)                                     stating that that Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or the economic reality that it is intended to measure and that such representativeness will not be restored (and as determined by such supervisor); and

(ii)                                  with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication;

Reference Bank Quotation means any quotation supplied to the Facility Agent by a Reference Bank;

Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)                                 (other than where paragraph (b) below applies) as the rate at which the relevant Reference Banks could borrow funds in the Relevant Market, in dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b)                                 if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator;

Reference Banks means, in relation to LIBOR, the principal London offices of three commercial banks each of which satisfy the ratings requirements set out in the definition of Acceptable Bank and which agree to act as reference banks as may be appointed by the Facility Agent in consultation with the Company;

Reference Rate means, in respect of any Loan:

(a)                                 in respect of any Term Rate Loan, LIBOR; or

(b)                                 in respect of any Compounded Rate Loan, the Compounded Reference Rate for that Loan;

Relevant Asset means any manufacturing plant or facility or any research facility which is located within the United Kingdom or the US and having a gross book value (before deducting any depreciation reserve), as at the date of determination, exceeding two per cent of the Company’s Consolidated Net Tangible Assets;

Relevant Market means:

(a)                                 in relation to a Compounded Rate Currency, the market specified as such in respect of that currency in the Compounded Rate Terms; and

(b)                                 in relation to any other currency, the London interbank market;

Repeating Representations means each of the representations set out in Clauses 20.1 (Status) to 20.4 (Power and authority) (inclusive), Clause 20.11 (Pari passu ranking), Clause 20.13 (Anti-bribery and corruption), Clause 20.14 (Sanctions) and Clause 20.15 (Anti-money laundering);

Reportable Event means:

(a)                                 an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived any regulation; or

(b)                                 a failure to meet the minimum funding standard under section 412 or 430 of the Code or section 302 of ERISA, whether or not waived;

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

Resignation Letter means a letter substantially in the form set out in Schedule 5 (Form of Resignation Letter);

Restricted Party means a person that is:

(a)                                 listed on or directly owned or controlled by a person listed on, a Sanctions List, or a person acting on behalf or at the direction of such a person;

(b)                                 located in or organised under the laws of a Sanctions Country, or is owned or controlled by, or acting on behalf or at the direction of a person located in or organised under the laws of a Sanctions Country, to the extent that this would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions; or

(c)                                  otherwise a subject of Sanctions;

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc;

Sanctions means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures, administered, enacted or enforced by a Sanctions Authority;

Sanctions Authority means:

(a)                                 the Security Council of the United Nations;

(b)                                 the US;

(c)                                  the European Union;

(d)                                 the United Kingdom; and

(e)                                  the governments and official institutions or agencies of any of paragraphs(a) to (d) above, including OFAC, the US Department of State, and Her Majesty’s Treasury;

Sanctions Country means a country or territory that is subject to country-wide or territory-wide Sanctions, which countries or territories as at the date of this Agreement include, but is not limited to, Crimea, Cuba, Iran, North Korea and Syria;

Sanctions List means the Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List and the List of Foreign Sanctions Evaders maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, or any similar list maintained by a Sanctions Authority, each as amended, supplemented or substituted from time to time;

Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company;

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

Selection Notice means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods);

Specified Time means a day or time determined in accordance with Schedule 8 (Timetables);

Subsidiary means in relation to any company or corporation, a company or corporation:

(a)                                 which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)                                 more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)                                  which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

Syndicated Loans means Financial Indebtedness by way of loans or other credit raised by the Company, or by any wholly-owned member of the Group (in each case other than indebtedness owing to another member of the Group) and guaranteed by the Company save for any credit raised under bilateral credit lines provided that such amounts cannot be double counted for the purposes of this definition and the definition of “Capital Markets Debt Instruments”;

Syndication Letter means the letter dated on or about the date of this Agreement between the Arranger and the Company;

Target means Alexion Pharmaceuticals, Inc.;

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

Term Rate Loan means any Loan or, if applicable, Unpaid Sum which is not a Compounded Rate Loan;

Termination Date means the Original Termination Date or such later date as may be determined in accordance with Clause 4 (Extension of Facility);

Total Commitments means the aggregate of the Commitments, being $17,500,000,000 at the date of this Agreement;

Transfer Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Company;

Transfer Date means, in relation to an assignment or a transfer, the later of:

(a)                                 the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                 the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate;

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents;

US means the United States of America;

US Bankruptcy Code means the US Bankruptcy Code (Title 11 of the US Code), as amended;

US Bankruptcy Law means the US Bankruptcy Code and any other US Federal or State bankruptcy, insolvency or similar law;

US Borrower means any Borrower that is incorporated or organised under the law of any State of the United States or the District of Columbia;

US Tax Obligor means:

(a)                                 a US Borrower; or

(b)                                 any other Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes;

Utilisation means a utilisation of the Facility;

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made;

Utilisation Request means a notice substantially in the form set out in Part I of Schedule 3 (Requests);

VAT means:

(a)                                 any Tax charged in accordance with the Value Added Tax Act 1994, as may be amended or substituted from time to time;

(b)                                 any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)                                  any other Tax of a similar nature, whether imposed in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

1.2                               Construction

(a)                                 Unless a contrary indication appears any reference in this Agreement to:

(i)                                     the “Arranger”, the “Bookrunner”, the “Borrower” the “Facility Agent”, any “Finance Party”, any “Lender “, any “Obligor “ or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)                                  “assets” includes present and future properties, revenues and rights of every description;

(iii)                               a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)                              a “group of Lenders” includes all the Lenders;

(v)                                 “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)                              a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(vii)                           a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, compliance with which is customary) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(viii)                        a provision of law is a reference to that provision as amended or re-enacted from time to time; and

(ix)                              a time of day is a reference to London time.

(b)                                 The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)                                  Section, Clause and Schedule headings are for ease of reference only.

(d)                                 Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                                  A Default and an Event of Default is “continuing” if it has not been remedied or waived.

(f)                                   A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)                                     any replacement page of that information service which displays that rate; and

(ii)                                  the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Company.

(g)                                  A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

1.3                               Currency symbols and definitions

“$” and “dollars” denote the lawful currency of the United States of America.

1.4                               Third party rights

(a)                                 Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.

(b)                                 Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

Section 2
The Facility

2                                         The Facility

2.1                               The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar bridge term loan facility in an aggregate amount equal to the Total Commitments.

2.2                               Increase

(a)                                 The Company may by giving prior notice to the Facility Agent after the effective date of a cancellation of:

(i)                                     the Available Commitments of a Defaulting Lender in accordance with Clause 8.8 (Right of cancellation in relation to a Defaulting Lender); or

(ii)                                  the Commitments of a Lender in accordance with:

(A)                               Clause 8.1 (Illegality); or

(B)                               Paragraph (a) of Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Lender),

request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in dollars of up to the amount of the Commitments so cancelled as follows:

(iii)                               the increased Commitments will be assumed by one or more Lenders or other banks (each an Increase Lender) selected by the Company (which shall not be a member of the Group) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(iv)                              each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(v)                                 each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance

Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(vi)                              the Commitments of the other Lenders shall continue in full force and effect; and

(vii)                           any increase in the Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the Facility Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)                                 The Facility Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)                                  The Facility Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)                                 Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(e)                                  The Company shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(f)                                   The Increase Lender shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 24.4 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 24.6 (Procedure for transfer) and if the Increase Lender was a New Lender,

(g)                                  Clause 24.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)                                     an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)                                  the “New Lender” were references to that “Increase Lender”; and

(iii)                               a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3                               Finance Parties’ rights and obligations

(a)                                 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)                                  A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.4                               Obligors’ Agent

(a)                                 Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)                                    the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)                                 each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)                                 Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Company or given to the Company under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

3                                         Purpose

3.1                               Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility towards financing or refinancing:

(a)                                 the amounts payable under the Merger Agreement;

(b)                                 any financial indebtedness of the Target or its Subsidiaries; and

(c)                                  any other fees, commissions, costs and expenses in relation to the Acquisition.

3.2                               Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4                                         Extension of Facility

(a)                                 The Company may:

(i)                                     in the case of the first Extension Notice, on a date which is not more than 60 days nor fewer than 30 days before the date falling on the Original Termination Date; or

(ii)                                  in the case of a second Extension Notice, on a date which is not more than 60 days nor fewer than 30 days before the date falling 18 months after the Original Termination Date, deliver to the Facility Agent an irrevocable notice in writing that the Original Termination Date be extended (an Extension Notice):

(A)                               in the case of the first Extension Notice, so that the Termination Date falls on the date falling six months from the Original Termination Date;

(B)                               in the case of the second Extension Notice, the Termination Date falls on the date falling one year after the Original Termination Date,

provided that notwithstanding anything contrary herein, if such Termination Date would fall on a day that is not a Business Day, such Termination Date shall be the immediately preceding Business Day.

(b)                                 The Facility Agent shall forward a copy of an Extension Notice to each of the Lenders as soon as practicable after receipt of it.

(c)                                  The Original Termination Date shall be extended to the day which is six months or one year (as applicable) from (and including) the Original Termination Date upon the Facility Agent providing the Extension Notice to the Lenders pursuant to paragraph (b) above, provided that:

(i)                                     no Default is continuing on the date of the relevant Extension Notice;

(ii)                                  the Repeating Representations are true in all material respects on the date of the relevant Extension Notice; and

(iii)                               the fee payable pursuant to Clause 13.4 (Extension fee) is paid when due.

5                                         Conditions of Utilisation

5.1                               Initial conditions precedent

(a)                                 No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I and Part II of Schedule 2 (Conditions precedent), subject to paragraph (b)  below, in form and substance reasonably satisfactory to the Facility Agent. The Facility Agent shall notify the Company and the Lenders promptly upon being so reasonably satisfied.

(b)                                 The Merger Agreement provided under paragraph 2 of Part II of Schedule 2 (Conditions precedent) shall be deemed to be in a form satisfactory to the Facility Agent if it is in the form provided under paragraph 3(b) of Part I of Schedule 2 (Conditions precedent) with such amendments as would not materially adversely affect the Lenders’ interests.

(c)                                  Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

5.2                               Further conditions precedent

The Lenders will only be obliged to comply with Clause 6.4 (Lenders’ participation) in relation to a Utilisation (other than one to which Clause 5.4 (Utilisations during the Certain Funds Period) applies) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                 no Default is continuing or would result from the proposed Loan; and

(b)                                 the Repeating Representations to be made by each Obligor are true in all material respects.

5.3                               Maximum number of Loans

(a)                                 A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, 11 or more Loans would be outstanding.

(b)                                 A Borrower may not request that a Loan be divided if, as a result of the proposed division, 11 or more Loans would be outstanding.

5.4                               Utilisations during the Certain Funds Period

(a)                                 Subject to Clause 5.1 (Initial conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 6.4 (Lenders’ participation) in relation to a Certain Funds Utilisation, if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)                                     no Major Default is continuing or would result from the proposed Utilisation; and

(ii)                                  all the Major Representations are true.

(b)                                 During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 6.4 (Lenders’ participation) and subject as provided in Clause 8.1 (Illegality), none of the Finance Parties shall be entitled to:

(i)                                     cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)                                  rescind, terminate or cancel this Agreement or the Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(iii)                               refuse to participate in the making of a Certain Funds Utilisation;

(iv)                              exercise any right of set-off or counterclaim in respect of a Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(v)                                 cancel, accelerate or cause repayment or prepayment of any amounts owing hereunder or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

Section 3
Utilisation

6                                         Utilisation

6.1                               Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

6.2                               Completion of a Utilisation Request

(a)                                 Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)                                     the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)                                  the currency and amount of the Utilisation comply with Clause 6.3 (Currency and amount); and

(iii)                               the proposed Interest Period complies with Clause 11 (Interest Periods).

(b)                                 Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Closing Date. Only one Loan may be requested in each subsequent Utilisation Request.

6.3                               Currency and amount

(a)                                 The currency specified in a Utilisation Request must be dollars.

(b)                                 The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of $25,000,000 or if less, the Available Facility.

6.4                               Lenders’ participation

(a)                                 If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the relevant Utilisation Date through its Facility Office.

(b)                                 The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                                  The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

6.5                               Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

Section 4
Repayment, prepayment and cancellation

7                                         Repayment

7.1                               Repayment of Loans

The Borrowers shall repay the aggregate Loans in full on the Termination Date.

8                                         Prepayment and cancellation

8.1                               Illegality

If, at any time, it is unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)                                 that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)                                 upon the Facility Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and

(c)                                  to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

8.2                               Change of control

(a)                                 If any person or group of persons acting in concert gains control of the Company:

(i)                                     the Company shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)                                  a Lender shall not be obliged to fund a Utilisation;

(iii)                               if a Lender so requires and notifies the Facility Agent within 30 days of the Company notifying the Facility Agent of the event, the Facility Agent shall, by not less than 30 days’ notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, immediately due and payable, whereupon each such Available Commitment will be immediately cancelled, any Commitment of that Lender shall immediately cease to be available for further utilisation and all such Loans, accrued interest and other amounts shall become immediately due and payable.

(b)                                 For the purpose of paragraph (a) above control means:

(i)                                     the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                               cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company; or

(B)                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(C)                               give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with; or

(ii)                                  the holding of more than one-half of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)                                  For the purpose of paragraph (a) above acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Company, to obtain or consolidate control of the Company.

8.3                               Voluntary cancellation

The Company may, if it gives the Facility Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000) of the Available Facility. Any cancellation under this Clause 8.3 shall reduce the Commitments of the Lenders rateably.

8.4                               Debt issuance

(a)                                 The Company shall (unless the Majority Lenders otherwise agree) prepay Loans (or cancel Commitments) in an amount equal to the Net Debt Proceeds of:

(i)                                     the issue of any Capital Markets Debt Instruments; and

(ii)                                  any Syndicated Loans,

provided that such prepayment shall only be made if:

(A)                               the Net Debt Proceeds are greater than or equal to $500,000,000 (or its equivalent in other currencies) (when aggregated with any other Net Debt Proceeds over the life of the Facility), in an amount equal to the Net Debt Proceeds received in excess of $500,000,000; and

(B)                               such issuance of Capital Markets Debt Instruments or Syndicated Loans are not solely for the purpose of refinancing or restructuring any Capital Markets Debt Instruments or Syndicated Loans existing at the date of this Agreement which are maturing within the next 12 months provided that the principal amounts thereof are not increased from the level as at the date of this Agreement (and in determining whether there has been any increase in the principal amount, an adjustment shall be made to such principal amount to reflect the amount of any economic savings or costs over the life of such Capital Markets Debt Instrument or Syndicated Loan, as the case may be, arising as a consequence of any margin or coupon differing from the levels under the refinanced Capital Markets Debt Instrument or Syndicated Loan); and

(C)                               any Syndicated Loan does not solely replace amounts made available under bilateral facilities as at the date of this Agreement in amounts no greater than under such bilateral facilities as at the date of this Agreement.

(b)                                 If there are any outstanding Loans, the Company shall apply any amounts under paragraph (a) above to outstanding Loans as soon as is practicable (taking into account, without limitation, any then current Interest Periods) but in any event no later than the date falling five Business Days after receipt of such amount.

(c)                                  If there are no outstanding Loans, the Company shall apply any amounts and/or commitments represented by the relevant Syndicated Loan or Capital Markets Debt Instrument under paragraph (a) above to cancel any outstanding Commitments as soon as is practicable but in any event no later than the date falling five Business Days after it has obtained the commitments under the relevant Syndicated Loan or proceeds under the Capital Markets Debt Instrument.

(d)                                 The Company shall notify the Facility Agent promptly (and the Facility Agent, upon receiving such notice, shall notify the Lenders promptly) of any prepayment or cancellation to be made under this Clause 8.4.

8.5                               Disposals prepayment

(a)                                 The Company shall (unless the Majority Lenders otherwise agree) prepay Loans (or cancel Commitments) in an amount equal to the Net Disposal Proceeds of any disposal of any asset required by any government authority or agency as a condition to its approval of the Acquisition.

(b)                                 The Company shall apply any amounts under paragraph (a) above as soon as is practicable (taking into account, without limitation, any then current Interest Periods) but in any event no later than the date falling five Business Days after receipt of such amount.

(c)                                  The Company shall notify the Facility Agent promptly (and the Facility Agent, upon receiving such notice, shall notify the Lenders promptly) of any prepayment or cancellation to be made under this Clause 8.5.

8.6                               Voluntary prepayment

(a)                                 Subject to paragraph (b) below, a Borrower may, if it gives the Facility Agent not less than:

(i)                                     in the case of a Term Rate Loan, three Business Days’ prior notice; or

(ii)                                  in the case of a Compounded Rate Loan, three Banking Days’ prior notice,

(or, in each case, such shorter period as the Majority Lenders may agree) prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $5,000,000).

(b)                                 In the case of a Compounded Rate Loan, the Borrowers may not make more than five voluntary prepayments in each 12-month period beginning on the date of this Agreement.

8.7                               Right of replacement or repayment and cancellation in relation to a single Lender

(a)                                 If:

(i)                                     any sum payable to any Lender by an Obligor is or will be required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

(ii)                                  any Lender claims or will be entitled to claim indemnification from the Company under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)                                 On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment(s) of that Lender shall be immediately reduced to zero.

(c)                                  On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

(d)                                 If:

(i)                                     any of the circumstances set out in paragraph (a) above apply to a Lender; or

(ii)                                  an Obligor becomes obliged to pay any amount in accordance with Clause 8.1 (Illegality) to any Lender,

the Company may, on three Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 24 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 24 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 24.10 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)                                  The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)                                     the Company shall have no right to replace the Facility Agent;

(ii)                                  neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)                               in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)                              the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)                                   A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Facility Agent and the Company when it is satisfied that it has complied with those checks.

8.8                               Right of cancellation in relation to a Defaulting Lender

(a)                                 If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)                                 On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)                                  The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

8.9                               Restrictions

(a)                                 Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                                 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                                  No Borrower may reborrow any part of the Facility which is prepaid.

(d)                                 The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)                                  Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)                                   If the Facility Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(g)                                  If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 5.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (g) shall reduce the Commitments of the Lenders rateably.

Section 5
Costs of utilisation

9                                         Rate Switch

9.1                               Change of Reference Rate

(a)                                 In accordance with the terms of this Agreement, the Reference Rate for Term Rate Loans in dollars may change.

(b)                                 Following the occurrence of a Rate Switch Trigger Event in relation to a Screen Rate for the Reference Rate applicable to Term Rate Loans in a currency, the Facility Agent shall:

(i)                                     promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Company of that occurrence; and

(ii)                                  promptly upon becoming aware of the Rate Switch Date applicable to that Rate Switch Trigger Event, notify the Company of that date.

(c)                                  Subject to Clause 9.2 (Existing Term Rate Loans), on and from the Rate Switch Date:

(i)                                     Term Rate Loans shall be Compounded Rate Loans; and

(ii)                                  the Reference Rate for Term Rate Loans shall be the applicable Compounded Reference Rate and the rate of interest on Loans shall be determined pursuant to Clause 10.2 (Calculation of interest — Compounded Rate Loans).

9.2                               Existing Term Rate Loans

(a)                                 To the extent that the Rate Switch Date falls before the last day of an Interest Period for a Term Rate Loan:

(i)                                     that Loan shall continue to be a Term Rate Loan for that Interest Period;

(ii)                                  the Reference Rate for that Loan for that Interest Period shall continue to be the Reference Rate that was applicable to that Loan on the first day of that Interest Period and the rate of interest on that Loan shall continue to be determined pursuant to Clause 10.1 (Calculation of interest — Term Rate Loans); and

(iii)                               on and from the first day of the next Interest Period (if any) for that Loan:

(A)                               that Loan shall be a Compounded Rate Loan; and

(B)                               the Reference Rate for that Loan shall be the applicable Compounded Reference Rate and the rate of interest on that Loan shall be determined pursuant to Clause 10.2 (Calculation of interest — Compounded Rate Loans).

9.3                               Rate Switch Notice

(a)                                 Provided that no Rate Switch Trigger Event has occurred, the Company may deliver to the Facility Agent a Rate Switch Notice specifying the Rate Switch Date.

(b)                                 The Rate Switch Date must be a Business Day which falls between 1 April 2021 and 30 September 2021.

(c)                                  The Rate Switch Notice shall take effect in accordance with its terms on the date on which it is delivered to the Facility Agent, which must be at least five Business Days, and not more than 20 Business Days, before the Rate Switch Date contained in the Rate Switch Notice.

(d)                                 Once delivered, the Rate Switch Notice shall be irrevocable.

10                                  Interest

10.1                        Calculation of interest — Term Rate Loans

The rate of interest on each Term Rate Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                                 Margin; and

(b)                                 LIBOR.

10.2                        Calculation of interest — Compounded Rate Loans

(a)                                 The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)                                     Margin; and

(ii)                                  Compounded Reference Rate for that day.

(b)                                 If any day during an Interest Period for a Compounded Rate Loan is not a Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding Banking Day.

10.3                        Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-Monthly intervals after the first day of the Interest Period).

10.4                        Default interest

(a)                                 If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 10.4 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)                                 If any overdue amount consists of all or part of a Term Rate Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                     the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                                  the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)                                  Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.5                        Notification of rates of interest

(a)                                 Subject to Clause 37.1 (Confidentiality and disclosure), the Facility Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Term Rate Loan under this Agreement.

(b)                                 Other than where paragraph (d) below applies, the Facility Agent shall promptly upon such total amount of interest being determinable, notify the relevant Lenders and the relevant Borrower of:

(i)                                     the determination of the total amount of accrued interest that:

(A)                               relates to a Compounded Rate Loan; and

(B)                               is, or is scheduled to become, payable under any Finance Document; and

(ii)                                  the applicable rate of interest for each day relating to that determination.

(c)                                  The Facility Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan.

(d)                                 This Clause 10.5 shall not require the Facility Agent to make any notification to a Borrower on a day which is not a Business Day.

11                                  Interest Periods

11.1                        Selection of Interest Periods

(a)                                 A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)                                 Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agent by the Borrower (or the Company on behalf of a

Borrower) to which that Loan was made not later than the Specified Time.

(c)                                  If a Borrower (or the Company) fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)                                 Subject to this Clause 11, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months for any Term Rate Loan or an Interest Period of one Month for any Compounded Rate Loan or, in each case, any other period agreed between the Company and the Facility Agent (acting on the instructions of all the Lenders).

(e)                                  An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)                                   Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

11.2                        Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3                        Consolidation and division of Loans

(a)                                 Subject to paragraph (b) below, if two or more Interest Periods:

(i)                                     relate to Loans made to the same Borrower; and

(ii)                                  end on the same date,

(b)                                 those Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

(c)                                  Subject to Clause 5.3 (Maximum number of Loans) and Clause 6.3 (Currency and amount), if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

12                                  Changes to the Calculation of Interest

12.1                        Unavailability of Screen Rate prior to Rate Switch Date

(a)                                 Unavailability of Screen Rate

(i)                                     Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(ii)           Reference Bank Rate: If no Screen Rate is available for LIBOR for dollars for the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of that Loan.

(iii)          Cost of funds If paragraph (ii) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period, there shall be no LIBOR for that Loan and paragraph (d) (Cost of funds) shall apply to that Loan for that Interest Period.

(b)           Calculation of Reference Bank Rate

(i)            Subject to paragraph (ii) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(ii)           If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank rate for the relevant Interest Period.

(c)           Market disruption

In the case of a Term Rate Loan, if before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 40 per cent of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select in the Relevant Market would be in excess of LIBOR then paragraph (d) (Cost of funds) shall apply to that Loan for that Interest Period.

(d)           Cost of funds

(i)            If this paragraph (d) applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(A)          the Margin; and

(B)          the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(ii)           If this paragraph (d) (Cost of funds) applies the Facility Agent shall, as soon as is practicable, notify the Company.

(iii)          If this paragraph (d) applies and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than 30 days)

with a view to agreeing a substitute basis for determining the rate of interest.

(iv)          Any alternative basis agreed pursuant to paragraph (ii) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

12.2        Break Costs

(a)           In respect of a Loan which is not a Compounded Rate Loan:

(i)            Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(ii)           Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

(b)           Break Costs shall not apply to any Compounded Rate Loan.

12.3        Margin

(a)           The initial Margin is 0.30 per cent. per annum.

(b)           The Margin will subsequently be set as the percentage rate per annum set out below for the relevant time:

Period	% per annum

From the date of this Agreement to and including the date falling three months after the date of this Agreement	0.30%

From (but excluding) the date falling three months after the date of this Agreement to and including the date falling six months after the date of this Agreement	0.40%

From (but excluding) the date falling six months after the date of this Agreement to and including the date falling nine months after the date of this Agreement	0.50%

From (but excluding) the date falling nine months after the date of this Agreement to and including the date falling 12 months after the date of this Agreement	0.60%

Period	% per annum

From (but excluding) the date falling 12 months after the date of this Agreement to and including the date falling 15 months after the date of this Agreement	0.75%

From (but excluding) the date falling 15 months after the date of this Agreement to and including the date falling 18 months after the date of this Agreement	0.90%

From (but excluding) the date falling 18 months after the date of this Agreement and including the date falling 21 months after the date of this Agreement	1.05%

From (but excluding) the date falling 21 months after the date of this Agreement to and including the date falling 24 months after the date of this Agreement	1.20%

From (but excluding) the date falling 24 months after the date of this Agreement to and including the date falling 27 months after the date of this Agreement	1.35%

From (but excluding) the date falling 27 months after the date of this Agreement to and including the date falling 30 months after the date of this Agreement	1.45%

From (but excluding) the date falling 30 months after the date of this Agreement to and including the date falling 33 months after the date of this Agreement	1.55%

From (but excluding) the date falling 33 months after the date of this Agreement	1.65%

13           Fees

13.1        Ticking fee

(a)           The Company shall pay to the Facility Agent (for the account of each Lender) a fee in dollars computed at the percentage rate per annum on each Lenders’ Available Commitment set out below for the relevant period set out below:

Period	% of the applicable Margin per annum

From the date of this Agreement to and including the date falling three months after the date of this Agreement	0

From (but excluding) the date falling three months after the date of this Agreement to and including the date falling six months after the date of this Agreement	10

From (but excluding) the date falling six months after the date of this Agreement to and including the date falling nine months after the date of this Agreement	20

From (but excluding) the date falling nine months after the date of this Agreement	30

(b)           The accrued ticking fee is payable on the last day of each successive period of three Months which ends on or prior to the earlier of:

(i)            the first Utilisation Date; and

(ii)           the date on which the Facility is cancelled in full.

13.2        Mandated Lead Arranger fee

The Company shall pay to the Arrangers a mandated lead arranger fee in the amount and at the times agreed in a Fee Letter.

13.3        Agency fee

The Company shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.4        Extension fee

If the Original Termination Date is extended:

(a)           pursuant to paragraph (a)(ii)(A) of Clause 4 (Extension of Facility), the Company shall, on the Original Termination Date, pay to the Facility Agent (for the account of each Lender) a fee in dollars computed at the rate of 0.05 per cent of the Total Commitments as at the Original Termination Date; and

(b)           pursuant to paragraph (a)(ii)(B) of Clause 4 (Extension of Facility), the Company shall, on the date of the extension, pay to the Facility Agent (for the account of each Lender) a fee in dollars computed at the rate of 0.10 per cent of the Total Commitments as at the date of extension.

Section 6
Additional payment obligations

14           Tax gross-up and indemnities

14.1        Definitions

(a)           In this Agreement:

Borrower DTTP Filing means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)           where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part II of Schedule 1 (The Original Parties), and

(i)            where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(ii)           where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(b)           where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender; and

(i)            where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or

(ii)           where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower;

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

Qualifying Lender means:

(a)           a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)            a Lender:

(A)          which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)          in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and the Lender is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)           a Lender which is:

(A)          a company resident in the United Kingdom for United Kingdom tax purposes;

(B)          a partnership each member of which is:

(I)            a company so resident in the United Kingdom; or

(II)          a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(C)          a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)          a Treaty Lender; or

(b)           a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document;

Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)           a company resident in the United Kingdom for United Kingdom tax purposes;

(b)           a partnership each member of which is:

(i)            a company so resident in the United Kingdom; or

(ii)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company;

Tax Credit means a credit against, relief or remission for, or repayment of any Tax;

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction;

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity);

Treaty Lender means a Lender which:

(a)           is treated as a resident of a Treaty State for the purposes of a Treaty;

(b)           does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)           meets all other requirements in the Treaty for full exemption from Tax imposed by the United Kingdom on interest payable under the Finance Documents, subject to completion of procedural formalities;

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest;

UK Non-Bank Lender means a Lender which gives a Tax Confirmation in the documentation which it executes on becoming a Party as a Lender;

US Qualifying Lender means in respect of payments of interest by a US Borrower, a Lender which is:

(a)           a “United States person” within the meaning of section 7701(a)(30) of the Code;

(b)           engaged through a US office in a US trade or business with which such interest is “effectively connected” within the meaning of the Code;

(c)           entitled to treat such payments as payments of “portfolio interest” within the meaning of Section 871(h) or Section 881(c) of the Code;

(d)           a US Treaty Lender; or

(e)           otherwise entitled to a full exemption from US withholding taxes (excluding FATCA) and fulfils any necessary procedural requirements,

and in the case of a Lender that is not treated as the beneficial owner of the payment (or a portion thereof) under the Code, the term “US Qualifying Lender” shall mean the person who is so treated as the beneficial owner of the payment (or portion thereof);

US Treaty Lender means a Lender which:

(a)           is treated as a resident of a US Treaty State for the purposes of the relevant US Treaty and is entitled under the provisions of that US Treaty to receive payments of interest from the relevant US Borrower without a Tax Deduction;

(b)           does not carry on a business in the US through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)           fulfils any other conditions which must be fulfilled under the US Treaty by residents of the relevant US Treaty State for such residents to obtain exemption from Tax imposed on interest by the United States such that any payment of interest may be made by the relevant US Borrower to that Lender without a Tax Deduction;

US Treaty State means a country having a double taxation agreement in force with the United States (a US Treaty) which makes provision for full exemption from tax imposed by the United States on interest.

(b)           Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2        Tax gross-up

(a)           Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)           The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)           If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)           A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction for or on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)            the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)           the relevant Lender is a Qualifying Lender solely by virtue of sub-paragraph (i)(B) of the definition of Qualifying Lender; and:

(A)          an officer of HM Revenue & Customs has given (and not revoked) a direction (a Direction) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

(B)          the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)          the relevant Lender is a Qualifying Lender solely by virtue of sub-paragraph (i)(B) of the definition of Qualifying Lender and:

(A)          the relevant Lender has not given a Tax Confirmation to the Company; and

(B)          the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)          the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (h) or (i) (as applicable) below.

(e)           In respect to a payment made by a US Borrower, such payment shall not be increased under paragraph (c) above by reason of a Tax Deduction in respect of Tax imposed by the United States, if on the date on which the payment falls due:

(i)            the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a US Qualifying

Lender, but on that date that Lender is not, or has ceased to be, a US Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or US Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)           the payment could have been made to the relevant Lender without a Tax Deduction had that Lender complied with its obligations under paragraph (m) below.

(f)            If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g)           Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

(i)            Subject to sub-paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)          a Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part II of Schedule 1 (The Original Parties); and

(B)          a Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to sub-paragraph (i) above.

(i)            If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with sub-paragraph (h)(ii) above and:

(i)            an Obligor making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)           an Obligor making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)          that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)          HM Revenue & Customs has not given the Obligor authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C)          HM Revenue & Customs has given the Obligor authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked or expired (or is due to expire within three months), and in each case, the Obligor has notified that Lender in writing, that Lender and the Obligor shall co-operate in completing any additional procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(j)            If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with sub-paragraph (h)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(k)           A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Facility Agent for delivery to the relevant Lender.

(l)            A UK Non-Bank Lender shall promptly notify the Company and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation.

(m)          Each Lender shall, to the extent it is legally entitled to do so, on or prior to the date of the signing of this Agreement or the date on which such Lender becomes a Lender under this Agreement, deliver to each US Borrower an executed original of a properly completed Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8EXP, Form W-8IMY (with all required attachments) or Form W-9, as applicable, as will demonstrate, in accordance with applicable regulations, that payments of interest by a US Borrower pursuant to this agreement will be exempt from United States federal withholding taxes, including, in the case of each US Treaty Lender with respect to the United States providing a Form W-8BEN or Form W-8BEN-E, a claim for the benefits of the applicable US Treaty in part II of the Form W-8BEN or part III of the Form W-8BEN-E. Each Lender claiming exemption from withholding under the portfolio interest exemption shall deliver to each US Borrower a statement certifying that such Lender is not a person described in section 871(h)(3)(B) or section 881(c)(3) of the Code. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, or promptly notify the US Borrower in writing of its legal inability to do so.

14.3        Tax indemnity

(a)           The Company shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party, acting reasonably, determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)           Paragraph (a) above shall not apply:

(i)            except to the extent the Tax arises by reason of a change after the date of this Agreement in the law of the relevant taxing jurisdiction;

(ii)           with respect to any Tax assessed on a Finance Party:

(A)          under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)          under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(iii)          to the extent a loss, liability or cost:

(A)          is compensated for by an increased payment under Clause 14.2 (Tax gross-up); or

(B)          would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 14.2 (Tax gross-up) applied; or

(C)          is (i) in respect of an amount of stamp duty, registration or other similar Tax or (ii) attributable to VAT (which shall be dealt with in accordance with Clause 14.6 (Stamp taxes) and Clause 14.7 (Value added tax) respectively); or

(D)          relates to a FATCA Deduction required to be made by a Party.

(c)           A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d)           A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Facility Agent.

14.4        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)           a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)           that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5        Lender status confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Assignment Agreement, Increase Confirmation or other documentation which it executes on becoming a Party as a Lender, and for the benefit of the Facility Agent and without liability to any Obligor, which of the following categories it falls in:

(a)           With respect to a Borrower other than a US Borrower:

(i)            not a Qualifying Lender;

(ii)           a Qualifying Lender (other than a Treaty Lender); or

(iii)          a Treaty Lender; and

(b)           With respect to a US Borrower:

(i)            not a US Qualifying Lender;

(ii)           a US Qualifying Lender (other than a US Treaty Lender); or

(iii)          a US Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Clause 14.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender and not a US Qualifying Lender until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate, Assignment Agreement or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 14.5.

14.6        Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.7        Value added tax

(a)           All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)           If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)            (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)           (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the

Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)           Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)           Any reference in this Clause 14.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules as provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by a member state of the European Union) or the Value Added Tax Act 1994, as may be amended or substituted from time to time.

(e)           In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

14.8        FATCA information

(a)           Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)            confirm to that other Party whether it is:

(A)          a FATCA Exempt Party; or

(B)          not a FATCA Exempt Party; and

(ii)           supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)          supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)           If a Party confirms to another Party pursuant to sub-paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)           Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)            any law or regulation;

(ii)           any fiduciary duty; or

(iii)          any duty of confidentiality.

(d)           If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information .

(e)           If a Borrower is a US Tax Obligor, or the Facility Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)            where an Original Borrower is a US Tax Obligor on a date which any other Lender becomes a Party as a Lender, that date;

(ii)           the date a new US Tax Obligor accedes as a Borrower;

(iii)          where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date; or

(iv)          where the Borrower is not a US Tax Obligor, the date of a request from the Facility Agent,

supply to the Facility Agent:

(v)           a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(vi)          any withholding statement and other documentation, authorisations and waivers as the Facility Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)            The Facility Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (f) to the relevant Borrower.

(g)           If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Facility Agent by a Lender pursuant to paragraph (f) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Facility Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Facility Agent). The Facility Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)           The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (f) or (g) above without further verification. The Facility Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

14.9        FATCA Deduction

(a)           Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)           Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

15           Increased Costs

15.1        Increased Costs

(a)           Subject to Clause 15.3 (Exceptions) the Company shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)            the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or

(ii)           compliance with any law or regulation made after the date of this Agreement.

(b)           In this Agreement:

(i)            Increased Costs means:

(A)          a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)          an additional or increased cost; or

(C)          a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document; and

(ii)           Basel III means:

(A)          the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(B)          the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011 as amended, supplemented or restated; and

(C)          any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III; and

(iii)          CRD IV means:

(A)          Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)          Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

15.2        Increased Cost claims

(a)           A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(b)           Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its

Increased Costs and provide such information (together with any supporting evidence) as the Company shall reasonably require evidencing the circumstances and amount of such Increased Costs.

(c)           In respect of Clause 15.1 (Increased costs), this Clause 15.2 and the payment of any Increased Costs attributable to the implementation of or compliance with (a) Basel III or (b) CRD IV, the obligation to pay such costs to a Finance Party shall be subject to such Finance Party confirming to the Company, at the relevant time that any such costs are due, that the payment of such costs is consistent with the general approach that such Finance Party is taking for similar facilities with similarly rated obligors.

(d)           Nothing in paragraphs (b) and (c) above shall require a Finance Party to disclose any information which is of a price sensitive nature or where such Finance Party is under a contractual duty of confidentiality or where the provision of such information will result in a breach of law or regulation.

15.3        Exceptions

Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)           Tax or is attributable to Tax;

(b)           attributable to a FATCA Deduction required to be made by a Party;

(c)           compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(d)           attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates);

(e)           not notified to the Company within three Months after the date on which it is suffered;

(f)            in respect of an amount of (i) stamp duty, registration or other similar Tax or (ii) VAT (which shall be dealt with in accordance with Clause 14.6 (Stamp taxes) and Clause 14.7 (Value added tax) respectively); or

(g)           attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

16                                  Other indemnities

16.1                        Currency indemnity

(a)                                 If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)                                     making or filing a claim or proof against that Obligor;

(ii)                                  obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising directly (unless suffered by reason of the negligence or wilful default of a Finance Party) out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                                 Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2                        Other indemnities

(a)                                 The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party directly (unless suffered by reason of the gross negligence or wilful default of that Finance Party) as a result of:

(i)                                     the occurrence of any Event of Default;

(ii)                                  a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(iii)                               funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)                              a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

(b)

(i)                                     The Company shall, within three Business Days of demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate) or such cost, loss or liability is in respect of Tax, which shall be dealt with in accordance with Clause 14 (Tax gross-up and indemnities). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 16.2 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(ii)                                  If any event occurs in relation to which indemnification may be sought from the Company under sub-paragraph (b)(i) above, upon a senior officer, senior director or senior employee of the relevant Finance Party with knowledge of the Facility becoming aware of such event, the relevant Finance Party shall notify the Company in writing within a reasonable period of time (taking into account any potential cost, loss or liability being the subject of any indemnity under sub-paragraph (b)(i) above).

(iii)                               Following any notification under sub-paragraph (b)(ii) above, the relevant Finance Party shall, where any such consultation would not be reasonably expected to materially prejudice the relevant Finance Party’s interests, consult with the Company in good faith with respect to the conduct of the relevant action, claim, investigation or proceeding and shall conduct such action, claim, investigation or proceeding properly and diligently. The relevant Finance Party shall consult with the Company prior to settling any action, claim, investigation or proceeding. Any required response to communication from the Company in connection with, or as part of any consultation shall not be unreasonably withheld or delayed.

(iv)                              No Finance Party shall be required to comply with the provisions of sub-paragraph (b)(ii) and/or sub-paragraph (b)(iii) above to the extent that any such action is not permitted by law, such Finance Party is not lawfully permitted to make any such notification, engage in any such consultation or disclose any such information or to the extent that such action would breach legal professional privilege or would be reasonably likely to prejudice the relevant Finance Party in respect of any action, claim, investigation or proceeding with respect to the Company.

(v)                                 The Company shall keep all information and communications provided by any Finance Party pursuant to sub-paragraph (b)(ii) and/or sub-paragraph (b)(iii) above strictly confidential and shall not disclose any such information or communications to any person (other than its legal counsel or to the extent required by applicable law or regulation) without the prior consent of the relevant Finance Party.

16.3                        Indemnity to the Facility Agent

The Company shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)                                 investigating any event which it reasonably believes is a Default;

(b)                                 acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)                                  instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

17                                  Mitigation by the Lenders

17.1                        Mitigation

(a)                                 Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                                 Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2                        Limitation of liability

(a)                                 The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)                                 A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might reasonably be expected to be prejudicial to it.

18                                  Costs and expenses

18.1                        Transaction expenses

The Company shall promptly on demand pay the Facility Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably and properly incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)                                 this Agreement and any other documents referred to in this Agreement; and

(b)                                 any other Finance Documents executed after the date of this Agreement.

18.2                        Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.10 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably and properly incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3                        Enforcement costs

The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

Section 7
Guarantee

19                                  Guarantee and indemnity

19.1                        Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)                                 guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)                                 undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall within two Business Days of demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2                        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3                        Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4                        Waiver of defences

(a)                                 The obligations of the Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(i)                                     any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)                                  the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)                               the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)                              any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)                                 any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(vi)                              any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)                           any insolvency or similar proceedings.

(b)                                 In the event that any Borrower becomes subject to any proceeding under the US Bankruptcy Code, the Guarantor agrees that, as between the Guarantor and the Finance Parties, all or any portion of the amounts owing under this Agreement by such Borrower may be declared to be forthwith due and payable as provided in Clause 23.11 (US Bankruptcy Law proceedings) (and shall be deemed to have become automatically due and payable in the circumstances described in Clause 23.11 (US Bankruptcy Law proceedings)) for purposes of this Clause 19, notwithstanding any stay (including under the US Bankruptcy Code), injunction or other prohibition preventing the same as against such Borrower and that, in such event, all such amounts (whether or not due and payable by such Borrower) shall forthwith become due and payable by the Guarantor for purposes of this Clause 19.

19.5                        Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6                        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 19.

19.7                        Deferral of Guarantor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a)                                 to be indemnified by an Obligor;

(b)                                 to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

(e)                                  to exercise any right of set-off against any Obligor; and/or

(f)                                   to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 29 (Payment mechanics).

19.8                        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

Section 8
Representations, undertakings and events of default

20                                  Representations

Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party on the date of this Agreement or, in relation to the representation and warranty set out in Clause 20.9 (No misleading information) on the date of the Information Package.

20.1                        Status

(a)                                 It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)                                 It has the power to own its assets and carry on its business as it is being conducted.

20.2                        Binding obligations

The obligations expressed to be assumed by it in each Finance Document and by it under the Merger Agreement are, subject to any general principles of law or affecting creditors’ rights generally, legal, valid, binding and enforceable obligations.

20.3                        Non-conflict with other obligations

The entry into and performance by it of the Finance Documents and by it of the Merger Agreement do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 its constitutional documents; or

(c)                                  any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets, where such conflict would have a Material Adverse Effect.

20.4                        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the Merger Agreement (if it is a party).

20.5                        Validity and admissibility in evidence

All Authorisations required:

(a)                                 to enable it lawfully to enter into, exercise its rights and comply with its obligations in both the Finance Documents to which it is a party and the Merger Agreement (if it is a party); and

(b)                                 to make the Finance Documents to which it is a party and the Merger Agreement (if it is a party) admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

20.6                        Governing law and enforcement

The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

20.7                        No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents.

20.8                        No default

(a)                                 No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into or performance of the Merger Agreement.

(b)                                 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might reasonably be expected to have a Material Adverse Effect.

20.9                        No misleading information

(a)                                 To the best of its knowledge and belief, any material factual information provided by or on behalf of any member of the Group for the purposes of the Information Package was true and accurate in all material respects taken as a whole as at the date it was provided or as at the date (if any) at which it is stated.

(b)                                 To the best of its knowledge and belief, any financial projections or forecasts contained in the Information Package have been prepared on the basis of recent historical information and on the basis of assumptions believed by it at the time to be reasonable.

(c)                                  To the best of its knowledge and belief, nothing has occurred or been omitted from the Information Package and no information has been given or withheld that results in the information contained in the Information Package being untrue or misleading in any material respect as at its date.

20.10                 Financial statements

(a)                                 The Original Financial Statements were prepared in accordance with GAAP.

(b)                                 The Original Financial Statements fairly represent the consolidated financial condition and operations of the Group during the relevant financial year.

(c)                                  There has been no material adverse change in the business or the consolidated financial condition of the Group since the published unaudited consolidated financial statements of the Group for the six month period ending 30 June 2020.

20.11                 Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.12                 No proceedings pending or threatened

Save as disclosed in the Original Financial Statements, and any subsequent quarterly results announcements of the Company, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

20.13                 Anti-bribery and corruption

Save as disclosed in the Original Financial Statements, and any subsequent quarterly results announcements of the Company, each member of the Group has conducted its businesses in all material respects in compliance with the Anti-Corruption Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

20.14                 Sanctions

(a)                                 Except as disclosed to the Facility Agent in writing prior to the date of this Agreement, neither the Company nor any of its Subsidiaries:

(i)                                     is a Restricted Party;

(ii)                                  has, to the relevant Obligor’s knowledge, violated or is violating any applicable Sanctions;

(iii)                               is knowingly engaging or has knowingly engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions; or

(iv)                              has knowingly engaged or is knowingly engaging, directly or indirectly, in any trade, business or other activities which is in breach of any Sanctions.

(b)                                 This Clause 20.14 shall not apply to or in favour of any person if and to the extent that it would result in a breach by, or in respect of that person, of any applicable Blocking Law.

20.15                 Anti-money laundering

Any amount borrowed hereunder, and the performance of the obligations of each Obligor under the Finance Documents, will not involve any breach of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/60/EEC) of the Council of the European Communities (Anti-Money Laundering Laws).

20.16                 United States laws

No Obligor is:

(a)                                 required to be registered as an investment company or subject to regulation under the United States Investment Company Act of 1940; or

(b)                                 subject to regulation under any United States Federal or State law or regulation that limits its ability to incur indebtedness.

20.17                 Acquisition

The Merger Agreement contains all material terms of the Acquisition.

20.18                 Repetition

The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(a)                                 the date of each Utilisation Request and the first day of each Interest Period; and

(b)                                 in the case of an Additional Borrower, the day on which the company becomes (or it is proposed that the company becomes) an Additional Borrower.

21                                  Information Undertakings

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1                        Financial statements

The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)                                 as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year;

(b)                                 as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial years, its published consolidated financial statements for that financial half year; and

(c)                                  if requested by the Facility Agent, as soon as they become available (if produced) in respect of any financial year, the audited financial statements for each other Obligor for that financial year.

21.2                        Requirements as to financial statements

(a)                                 Each set of financial statements delivered by the Company pursuant to Clause 21.1(a) (Financial statements) shall give a true and fair view of the Obligors and fairly represent its financial condition as at the date at which those financial statements were drawn up.

(b)                                 Each set of financial statements delivered by the Company pursuant to Clause 21.1(b) (Financial statements) shall fairly present its financial condition as at the date at which those financial statements were drawn up.

(c)                                  The Company shall procure that each set of financial statements delivered pursuant to Clause 21.1(a) and (b) (Financial statements) is prepared using GAAP.

21.3                        Information: miscellaneous

The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)                                 all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; and

(b)                                 promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

21.4                        Notification of default

(a)                                 Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)                                 Promptly upon a request by the Facility Agent, the Company shall confirm to the Facility Agent that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.5                        Use of websites

(a)                                 The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the Designated Website) if:

(i)                                     the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                                  both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; or

(iii)                               the Designated Website is the “Investors” section of the Company’s website,

the information is in a format previously agreed between the Company and the Facility Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)                                 The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website (if applicable) following designation of that website by the Company and the Facility Agent.

(c)                                  The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)                                     the Designated Website cannot be accessed due to technical failure;

(ii)                                  the password specifications for the Designated Website change (if applicable);

(iii)                               any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                              any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                                 the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Facility Agent under sub-paragraph (c)(i) or sub-paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                                 Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

21.6                        Direct electronic delivery by Company

The Company may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 31.6 (Electronic communication) to the extent that Lender and the Facility Agent agree to this method of delivery.

21.7                        Know your customer checks

(a)                                 If:

(i)                                     the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                                  any change in the status of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)                               a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Facility Agent or any Lender (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                                 Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)                                  The Company shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Borrower pursuant to Clause 25 (Changes to the Obligors).

(d)                                 Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Borrower obliges the Facility Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Borrower.

21.8                        Notification of Material Subsidiaries

The Company shall, with each set of audited consolidated financial statements delivered to the Lender pursuant to paragraph (a) of Clause 21.1 (Financial statements), deliver to the Facility Agent a list of Subsidiaries which are Material Subsidiaries (determined on the basis of such audited consolidated financial statements and the corresponding financial statements of each member of the Group).

22                                  General undertakings

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1                        Authorisations

Each Obligor shall promptly:

(a)                                 obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                                 on request, supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

22.2                        Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would have a Material Adverse Effect.

22.3                        Negative pledge

In this Clause 22.3 Quasi-Security means an arrangement or transaction described in paragraph (b) below.

(a)                                 No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                 No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Paragraphs (a) and (b) above do not apply to:

(i)                                     any Security or Quasi-Security provided by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or otherwise in the ordinary course of its treasury activities;

(ii)                                  any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:

(A)                               hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or

(B)                               its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iii)                               any lien arising by operation of law and in the ordinary course of business;

(iv)                              any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(A)                               the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(B)                               the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(C)                               the Security or Quasi-Security is removed or discharged within six Months of the date of acquisition of such asset;

(v)                                 any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(A)                               the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(B)                               the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(C)                               the Security or Quasi-Security is removed or discharged within six Months of that company becoming a member of the Group;

(vi)                              any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(vii)                           any Security or Quasi-Security arising pursuant to the purchase and sale agreement dated 2 February 2017 between Portola Pharmaceuticals, Inc. as seller and the entities managed by Healthcare Royalty Management, LLC set out therein as purchaser;

(viii)                        any Security or Quasi-Security over or affecting any Margin Stock; and

(ix)                              any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (i) to (viii) above) does not exceed 15 per cent of the Consolidated Net Tangible Assets (or its equivalent in another currency or currencies).

22.4                        Change of business

The Company shall ensure that no substantial change is made to the general nature of the core business of the Group from that carried on at the date of this Agreement.

22.5                        Insurance

The Company shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent the Company reasonably considers necessary which may include an element of self-insurance (or insurance through a captive insurer).

22.6                        Acquisition undertakings

The Original Obligors shall:

(a)                                 comply in all material respects with all applicable laws and regulations relevant in the context of the Acquisition including in relation to all required filings;

(b)                                 not make any material variations or amendments or provide any waivers of the terms or conditions of the Merger Agreement, other than in a manner which would not materially and adversely affect the interests of the Lenders; and

(c)                                  promptly supply to the Facility Agent any other information regarding the progress of the Acquisition as the Facility Agent may reasonably request, except to the extent that it is prohibited from doing so by the terms of a confidentiality undertaking or by any applicable law or regulation.

22.7                        Anti-bribery and corruption

(a)                                 The Company shall not (and shall procure that no other member of the Group shall) knowingly directly or indirectly use the proceeds of the Facility for any purpose which would breach the Anti-Corruption Laws.

(b)                                 The Company shall (and shall procure that each other member of the Group shall):

(i)                                     conduct its businesses in all material respects in compliance with applicable Anti-Corruption Laws; and

(ii)                                  maintain policies and procedures designed to promote and achieve compliance with such laws.

22.8                        Sanctions

(a)                                 The Company shall not (and shall procure that no other member of the Group shall):

(i)                                     knowingly use, lend, contribute or otherwise make available all or any part of the proceeds of any Utilisation or other transaction contemplated by this Agreement directly or indirectly:

(A)                               for the purpose of financing or facilitating any trade, business or other activities, to the extent such financing or facilitation or other activities would be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions; or

(B)                               in any other manner that would reasonably be expected to result in any person, including but not limited to the Lender, being in breach of any Sanctions or becoming a Restricted Party;

(ii)                                  knowingly engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions; or

(iii)                               fund all or part of any payment in connection with a Finance Document out of proceeds derived from any action which is in breach of any Sanctions.

(b)                                 Each member of the Group must ensure that appropriate controls and safeguards are in place designed to prevent any action being taken that would be contrary to paragraph (a) above.

(c)                                  This Clause 22.8 shall not apply to or in favour of any person if and to the extent that it would result in a breach by, or in respect of that person, of any applicable Blocking Law.

22.9                        Anti-money laundering

(a)                                 The Company shall (and shall ensure that each other member of the Group shall) conduct its businesses in all material respects in compliance with Anti-Money Laundering Laws.

(b)                                 The Company will not (and shall procure that no member of its Group shall), knowingly directly or indirectly, use all or any of the proceeds of the Facility, or lend, permit, contribute or otherwise make available such proceeds to any person in furtherance of any offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Money Laundering Laws, in this Clause 22.9 reference to “Anti-Money Laundering Laws” has the same meaning given to that term in Clause 20.13 (Anti-money laundering).

22.10                 United States laws

(a)                                 No Obligor may:

(i)                                     extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock in violation of the Margin Regulations; or

(ii)                                  use any Loan, directly or indirectly, to buy or carry Margin Stock in violation of the Margin Regulations or for any other purpose in violation of the Margin Regulations.

(b)                                 Except as would not reasonably be expected to have a Material Adverse Effect, each Obligor must be, and remain, in compliance with all laws and regulations relating to each of its Plans.

(c)                                  Each of the Obligors must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to result in the imposition of a lien or other encumbrance on any of its assets which is reasonably likely to have a Material Adverse Effect.

(d)                                 None of the following events have occurred or will occur with respect to any of the Obligors which is reasonably likely to have a Material Adverse Effect, and each Obligor must promptly upon becoming aware of it notify the Facility Agent of any of the following that is reasonably likely to have a Material Adverse Effect:

(i)                                     any Reportable Event;

(ii)                                  the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA; and

(iii)                               the engagement in any non-exempt prohibited transaction within the meaning of section 4975 of the Code or section 406 of ERISA.

23                                  Events of Default

Each of the events or circumstances set out in this Clause 23 is an Event of Default (save for Clause 23.12 (Acceleration) and Clause 23.13 (Clean-Up Period)).

23.1                        Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)                                 its failure to pay is caused by:

(i)                                     administrative or technical error; or

(ii)                                  a Disruption Event; and

(b)                                 payment is made within three Business Days of its due date.

23.2                        Other obligations

(a)                                 An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment)) (or in relation to a provision that is not subject to materiality, an Obligor does not comply in all material respects).

(b)                                 No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the Facility Agent giving notice to the Company or an Obligor becoming aware of the failure to comply.

23.3                        Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any certificate provided in satisfaction of any condition precedent contained in Schedule 2 (Conditions Precedent) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, provided that no Event of Default will occur under this Clause 23.3 if the failure to comply is capable of being remedied and is remedied within 20 Business Days of the Facility Agent giving notice to the Company or an Obligor becoming aware of the failure to comply.

23.4                        Cross acceleration

(a)                                 Any Financial Indebtedness of an Obligor or a Material Subsidiary is not paid when due nor within any originally applicable grace period.

(b)                                 Any Financial Indebtedness of an Obligor or a Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                  Any commitment for any Financial Indebtedness of an Obligor or a Material Subsidiary is cancelled or suspended by a creditor of an Obligor or a Material Subsidiary as a result of an event of default (however described).

No Event of Default will occur under this Clause 23.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than $100,000,000 (or its equivalent in any other currency or currencies).

23.5                        Insolvency

(a)                                 An Obligor or any Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)                                 A moratorium is declared in respect of any indebtedness of an Obligor or any Material Subsidiary.

23.6                        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement, restructuring plan, voluntary or involuntary case under US Bankruptcy law or otherwise) of an Obligor or any Material Subsidiary other than a solvent liquidation or reorganisation of an Obligor or any Material Subsidiary;

(b)                                 a composition, compromise, assignment or arrangement with any creditor of an Obligor or any Material Subsidiary by reason of actual or anticipated financial difficulties;

(c)                                  the appointment of a liquidator (other than in respect of a solvent liquidation of a Material Subsidiary), receiver, administrative receiver,

administrator, compulsory manager, monitor or other similar officer in respect of an Obligor or a Material Subsidiary or any of their assets; or

(d)                                 enforcement of any Security over any assets of an Obligor or any Material Subsidiary, having an aggregate value of $50,000,000 (or its equivalent in any other currency or currencies).

or any analogous procedure or step is taken in any jurisdiction.

This Clause 23.6 shall not apply to any winding up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 45 days of commencement.

23.7                        Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor or any Material Subsidiary having an aggregate value of $50,000,000 (or its equivalent in any other currency or currencies) by reason of creditor action and is not discharged within 21 days.

23.8                        Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

23.9                        Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

23.10                 Repudiation

An Obligor repudiates a Finance Document or evidences in writing an intention to repudiate a Finance Document.

23.11                 US Bankruptcy Law proceedings

If any Borrower becomes subject to a proceeding under US Bankruptcy Law:

(a)                                 the Total Commitments in relation to such Borrower shall immediately be cancelled; and

(b)                                 all of the Loans made to such Borrower, accrued interest thereon, and any other sum then payable under this Agreement and any of the other Finance Documents by such Borrower shall be immediately due and payable, in each case automatically and without any direction, notice, declaration or other act.

23.12                 Acceleration

On and at any time after the occurrence of an Event of Default and whilst it is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)                                 cancel each Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation;

(b)                                 declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)                                  declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

23.13                 Clean-Up Period

Notwithstanding any other provision of any Finance Document:

(a)                                 any breach of a representation or an undertaking under any Finance Document; or

(b)                                 any Event of Default,

which occurs during the Clean-Up Period will be deemed not to be a breach of representation or warranty, a breach of covenant or an Event of Default (as the case may be) if:

(i)                                     it would have been (if it were not for this Clause 23.12) a breach of representation or warranty, a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to the Target or any Subsidiary of the Target;

(ii)                                  it is capable of remedy and reasonable steps are being taken to remedy it;

(iii)                               the circumstances giving rise to it have not been procured by or approved by the Company or any Original Obligor; and

(iv)                              it is not reasonably likely to have a Material Adverse Effect.

If the relevant circumstances are continuing on or after the end of the Clean-Up Period, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

Section 9
Changes to parties

24                                  Changes to the Lenders

24.1                        Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the Existing Lender) may:

(a)                                 assign any of its rights; or

(b)                                 transfer by novation any of its rights and obligations,

to another bank (the New Lender).

24.2                        Conditions of assignment or transfer

(a)                                 The consent of the Company is required for an assignment or transfer by an Existing Lender, unless:

(i)                                     the assignment or transfer is to another Lender or an Affiliate of a Lender and:

(A)                               the Lender or Lender’s Affiliate has the same, or better, external credit rating as the Existing Lender; or

(B)                               if the Lender or Lender’s Affiliate is an unrated entity, the obligations of that entity under this Agreement must be guaranteed by an entity which has the same, or better, external credit rating as the Existing Lender (or the entity providing a guarantee of the Existing Lender, if relevant); or

(ii)                                  the assignment or transfer is during primary syndication of the Facility and to an entity on the Pre-Approved New Lender List; or

(iii)                               the assignment or transfer is made at a time when an Event of Default is continuing.

(b)                                 The consent of the Company to an assignment or transfer will be granted at the Company’s sole discretion.

24.3                        Other conditions of assignment or transfer

(a)                                 Each assignment or transfer of any Lender’s participation shall be in a minimum amount of $25,000,000 unless the assignment or transfer is of the whole amount of that Lender’s participation under this Agreement and an assignment or transfer of part of a Lender’s participation must be in such amount that the amount of that Lender’s remaining participation (when aggregated with its Affiliates’ participation) in respect of the Facility is in a minimum amount of $25,000,000.

(b)                                 An assignment will only be effective on:

(i)                                     receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)                                  performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(c)                                  A transfer will only be effective if the procedure set out in Clause 24.6 (Procedure for transfer) is complied with.

(d)                                 If:

(i)                                     a Lender assigns or transfers or sub-participates any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                  as a result of circumstances existing or changes proposed at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender, Lender who has sub-participated any of its rights or obligations under the Finance Documents or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs), then the New Lender, Lender who has sub-participated any of its rights or obligations under the Finance Documents or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer, sub-participation or change had not occurred. This paragraph (d) shall not apply in relation to Clause 14.2 (Tax gross-up), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with sub-paragraph (h)(ii) of Clause 14.2 (Tax gross-up) if the Borrower making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender. This paragraph (d) shall not apply in respect of an assignment or transfer made in the ordinary course of primary syndication of the Facility to an entity on the Pre-Approved New Lender List.

(e)                                  Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.4                        Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $2,500.

24.5                        Limitation of responsibility of Existing Lenders

(a)                                 Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                     the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                  the financial condition of any Obligor;

(iii)                               the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                              the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                 Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                     has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                  will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                  Nothing in any Finance Document obliges an Existing Lender to:

(i)                                     accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)                                  support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.6                        Procedure for transfer

(a)                                 Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) and Clause 24.3 (Other conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                 The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                                  Subject to Clause 24.10 (Pro rata interest settlement), on the Transfer Date:

(i)                                     to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)                                  each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                               the Facility Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                              the New Lender shall become a Party as a “Lender”.

24.7                        Procedure for assignment

(a)                                 Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) and Clause 24.3 (Other conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)                                 The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)                                  Subject to Clause 24.10 (Pro rata interest settlement), on the Transfer Date:

(i)                                     the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)                                  the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)                               the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)                                 Lenders may utilise procedures other than those set out in this Clause 24.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 24.6 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer) and Clause 24.3 (Other conditions of assignment or transfer).

24.8                        Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, Assignment Agreement or Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation as the case may be.

24.9                        Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                 any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)                                 in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                     release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)                                  require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24.10                 Pro rata interest settlement

(a)                                 If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 24.6 (Procedure for transfer) or any assignment pursuant to Clause 24.7 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)                                     any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six-Monthly intervals after the first day of that Interest Period); and

(ii)                                  the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)                               when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)                               the amount payable to the New Lender on that date will be the amount which would, but for the application of this

Clause 24.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)                                 In this Clause 24.10 references to “Interest Period” shall be construed to include a reference to any other period of accrual of fees.

(c)                                  An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 24.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

24.11                 Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)                                 to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)                                 with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Obligors; or

(c)                                  to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about the Company, the Obligors, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

24.12                 Sub-Participation

A Lender may grant funded or unfunded sub-participations to any person of any of its rights or obligations provided that the Lender retains absolute discretion with regards to the exercise of voting rights under this Agreement.

25                                  Changes to the Obligors

25.1                        Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2                        Additional Borrowers

(a)                                 Subject to compliance with the provisions of paragraphs (a) and (b) of Clause 21.7 (Know your customer checks), the Company may request that any of its wholly-owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)                                     (A) that Subsidiary is incorporated in England and Wales or the US, or (B) the Lenders approve the addition of that Subsidiary;

(ii)                                  the Company delivers to the Facility Agent a duly completed and executed Accession Letter;

(iii)                               the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)                              the Facility Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(b)                                 The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent).

(c)                                  Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

25.3                        Resignation of a Borrower

(a)                                 The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(b)                                 The Facility Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)                                     no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)                                  the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

25.4                        Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

Section 10
The Finance Parties

26                                  Role of the Facility Agent and the Arranger

26.1                        Appointment of the Facility Agent

(a)                                 Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)                                 Each other Finance Party authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2                        Instructions

(a)                                 The Facility Agent shall:

(i)                                     unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)                               all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)                               in all other cases, the Majority Lenders; and

(ii)                                  not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)                                 The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)                                  Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)                                 The Facility Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance

Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)                                  In the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)                                   The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.3                        Duties of the Facility Agent

(a)                                 The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)                                 Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)                                  Without prejudice to Clause 24.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)                                 Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)                                  If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)                                   If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)                                  The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)                                 The Facility Agent shall provide to the Company, within five Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and email address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

(i)                                     In addition to the requirement in paragraph (h) above, the Facility Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the Register).  The entries in the Register shall be conclusive absent manifest error, and the Obligors, the Facility Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Obligors and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

26.4                        Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.5                        No fiduciary duties

(a)                                 Nothing in any Finance Document constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.

(b)                                 Neither the Facility Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.6                        Business with the Group

The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.7                        Rights and discretions

(a)                                 The Facility Agent may:

(i)                                     rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)                                  assume that:

(A)                               any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)                               unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)                               rely on a certificate from any person:

(A)                               as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                               to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)                                 The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                                     no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)                                  any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)                               any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                  The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)                                 Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be necessary.

(e)                                  The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)                                   The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)                                  Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)                                 Without prejudice to the generality of paragraph (g) above, the Facility Agent:

(i)                                     may disclose; and

(ii)                                  on the written request of the Company shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company.

(i)                                     Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)                                    Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.8                        Responsibility for documentation

Neither the Facility Agent nor the Arranger is responsible or liable for:

(a)                                 the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the Information Package or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(b)                                 the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)                                  any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.9                        No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)                                 whether or not any Default has occurred;

(b)                                 as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)                                  whether any other event specified in any Finance Document has occurred.

26.10                 Exclusion of liability

(a)                                 Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)                                     any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)                                  exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)                               without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)                               any act, event or circumstance not reasonably within its control; or

(B)                               the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)                                 No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)                                  The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)                                 Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:

(i)                                     any “know your customer” or other checks in relation to any person; or

(ii)                                  any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

(e)                                  Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

26.11                 Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.11 (Disruption to payment systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.12                 Resignation of the Facility Agent

(a)                                 The Facility Agent may, following consultation with the Company, resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company.

(b)                                 Alternatively the Facility Agent may, following consultation with the Company, resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Facility Agent.

(c)                                  If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Company) may appoint a successor Facility Agent (acting through an office in the United Kingdom).

(d)                                 The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three Months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)                                     the Facility Agent fails to respond to a request under Clause 14.8 (FATCA information) and the Company or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)                                  the information supplied by the Facility Agent pursuant to Clause 14.8 (FATCA information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)                               the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facility Agent, requires it to resign.

(e)                                  The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(f)                                   The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)                                  Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Facility Agent) and this Clause 26 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.13                 Replacement of the Facility Agent

(a)                                 After consultation with the Company, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent (acting through an office in the United Kingdom).

(b)                                 The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(c)                                  The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Facility Agent) and this Clause 26 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(d)                                 Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.14                 Confidentiality

(a)                                 In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                 If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)                                  Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

26.15                 Relationship with the Lenders

(a)                                 Subject to Clause 24.10 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)                                     entitled to or liable for any payment due under any Finance Document on that day; and

(ii)                                  entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                 Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, email address and (where communication by other electronic means is permitted under Clause 31.6 (Electronic communication)) any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and paragraph (a)(ii) of Clause 31.6 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

26.16                 Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)           the financial condition, status and nature of each member of the Group;

(b)           the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)           whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)           the adequacy, accuracy or completeness of the Information Package and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.17      Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27           Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)           interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)           oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)           oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28           Sharing among the Finance Parties

28.1        Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)           the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)           the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)           the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.6 (Partial payments).

28.2        Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 29.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

28.3        Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 28.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

28.4        Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)           each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)           as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

28.5        Exceptions

(a)           This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 28, have a valid and enforceable claim against the relevant Obligor.

(b)           A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)            it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)           that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11
Administration

29           Payment Mechanics

29.1        Payments to the Facility Agent

(a)           On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)           Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Facility Agent specifies.

29.2        Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor), Clause 29.4 (Clawback and pre-funding) and Clause 26.17 (Deduction from amounts payable by the Facility Agent) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

29.3        Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4        Clawback and pre-funding

(a)           Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)           Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)           If the Facility Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)            the Facility Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Facility Agent; and

(ii)           the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

29.5        Impaired Agent

(a)           If, at any time, the Facility Agent becomes an Impaired Agent, the Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 29.1 (Payments to the Facility Agent) may instead either:

(i)            pay that amount direct to the required recipient(s); or

(ii)           if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)           All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)           A Party which has made a payment in accordance with this Clause 29.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)           Promptly upon the appointment of a successor Facility Agent in accordance with Clause 26.13 (Replacement of the Facility Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 29.2 (Distributions by the Facility Agent).

(e)           A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)            that it has not given an instruction pursuant to paragraph (b) above; and

(ii)           that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

29.6        Partial payments

(a)           If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)            first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent and the Arranger under the Finance Documents;

(ii)           secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)          thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)          fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)           The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)           Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

29.7        No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.8        Business Days

(a)           Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)           During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.9        Currency of account

(a)           Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)           Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)           Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

29.10      Change of currency

(a)           Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)            any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Company); and

(ii)           any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)           If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

29.11      Disruption to payment systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred:

(a)           the Facility Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)           the Facility Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its reasonable opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)           the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)           any such changes agreed upon by the Facility Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and waivers);

(e)           the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.11; and

(f)            the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

30           Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31           Notices

31.1        Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

31.2        Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)           in the case of the Company, that identified with its name below;

(b)           in the case of each Lender or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)           in the case of the Facility Agent, that identified with its name below,

or any substitute address or email address or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

31.3        Delivery

(a)           Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)            if by way of email, when received in readable form; or

(ii)           if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)           Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(c)           All notices from or to an Obligor shall be sent through the Facility Agent.

(d)           Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)           Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00pm in the place of receipt shall be deemed only to become effective on the following day.

31.4        Notification of address and email address

Promptly upon receipt of notification of an address and email address or change of address or email address pursuant to Clause 31.2 (Addresses) or changing its own address or email address, the Facility Agent shall notify the other Parties.

31.5        Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.

31.6        Electronic communication

(a)           Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)            notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)           notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)           Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)           Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(d)           Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00pm in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)           Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 31.6.

31.7        English language

(a)           Any notice given under or in connection with any Finance Document must be in English.

(b)           All other documents provided under or in connection with any Finance Document must be:

(i)            in English; or

(ii)           if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32           Calculations and Certificates

32.1        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2        Certificates and determinations

(a)           Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

(b)           Certificates granted on behalf of the Company shall be given without personal liability on part of the officer signing them.

32.3        Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

33           Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34           Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

35           Amendments and waivers

35.1        Required consents

(a)           Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)           The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

(c)           Paragraph (c) of Clause 24.10 (Pro rata interest settlement) shall apply to this Clause 35.

35.2        Exceptions

(a)           An amendment or waiver that has the effect of changing or which relates to:

(i)            the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)           an extension to the date of payment of any amount under the Finance Documents;

(iii)          a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)          an increase in or an extension of any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(v)           a change to the Borrowers or Guarantors other than in accordance with Clause 25 (Changes to the Obligors);

(vi)          Clause 43 (Governing law) or Clause 44.1 (Jurisdiction);

(vii)         any provision which expressly requires the consent of all the Lenders;

(viii)        Clause 2.3 (Finance Parties’ rights and obligations), Clause 24 (Changes to the Lenders) or this Clause 35; or

(ix)          the nature or scope of the guarantee and indemnity granted under Clause 19 (Guarantee and indemnity),

shall not be made without the prior consent of all the Lenders.

(b)           An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Arranger or a Reference Bank may not be effected without the consent of the Facility Agent, the Arranger or that Reference Bank as the case may be.

36           Confidentiality

36.1        Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and Clause 36.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

36.2        Disclosure of Confidential Information

Any Finance Party may disclose:

(a)           to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)           to any person:

(i)            to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent and, in each case, to any of that person’s Affiliates, Representatives and professional advisers;

(ii)           with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)          appointed by any Finance Party or by a person to whom sub-paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 26.15 (Relationship with the Lenders));

(iv)          who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (b)(i) or (b)(ii) above;

(v)           to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)          to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)         to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.9 (Security over Lenders’ rights);

(viii)        who is a Party; or

(ix)          with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)          in relation to sub-paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)          in relation to sub-paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)          in relation to sub-paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)           to any person appointed by that Finance Party or by a person to whom sub-paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d)           to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

36.3        Disclosure to numbering service providers

(a)           Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)            names of the Obligors;

(ii)           country of domicile of Obligors;

(iii)          place of incorporation of the Obligors;

(iv)          date of this Agreement;

(v)           Clause 43 (Governing law);

(vi)          the names of the Facility Agent and the Arranger;

(vii)         date of each amendment and restatement of this Agreement;

(viii)        amounts of, and names of, the Facility (and any tranches);

(ix)          amount of Total Commitments;

(x)           currency of the Facility;

(xi)          type of Facility;

(xii)         ranking of Facility;

(xiii)        Termination Date for the Facility;

(xiv)        changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xiii) above; and

(xv)         such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)           The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)           The Facility Agent shall notify the Company and the other Finance Parties of:

(i)            the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)           the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

36.4        Entire agreement

This Clause 36 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.5        Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

36.6        Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a)           of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (b)(v) of Clause 36.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)           upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36 (Confidentiality).

36.7        Continuing obligations

The obligations in this Clause 36 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 Months from the earlier of:

(a)           the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)           the date on which such Finance Party otherwise ceases to be a Finance Party.

37           Confidentiality of Funding Rates and Reference Bank Quotations

37.1        Confidentiality and disclosure

(a)           The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)           The Facility Agent may disclose:

(i)            any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 10.5 (Notification of rates of interest); and

(ii)           any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement either based on an applicable LMA form or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(c)           The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation and each Obligor may disclose any Funding Rate, to:

(i)            any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)           any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)          any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)          any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)           The Facility Agent’s obligations in this Clause 37 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 10.5 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the

Facility Agent shall not include the details of the individual Reference Bank Quotation as part of any such notification.

37.2        Other obligations

(a)           The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(b)           The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)            of the circumstances of any disclosure made pursuant to sub-paragraph (c)(ii) of Clause 37.1 (Confidentiality and disclosure) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)           upon becoming aware that any information has been disclosed in breach of this Clause 37.

37.3        No Event of Default

No Event of Default will occur under Clause 23.2 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 37.

38           Lending affiliates

38.1        Lending Affiliate definitions

In this Agreement:

Appointing Lender means:

(a)           in relation to an Original Lending Affiliate, the Lender specified as an Original Lender opposite that Original Lending Affiliate’s name in Schedule 14 (Original Lending Affiliates); and

(b)           in relation to a New Lending Affiliate, the Lender which is party to the New Lending Affiliate Appointment Notice relating to that New Lending Affiliate.

Appointment Date means, in relation to the appointment of a New Lending Affiliate, the later of:

(a)           the proposed Appointment Date specified in the relevant New Lending Affiliate Appointment Notice; and

(b)           the date on which the Facility Agent executes the relevant New Lending Affiliate Appointment Notice.

Lending Affiliate means, in relation to a Lender:

(a)           an Original Lending Affiliate of that Lender; and

(b)           a New Lending Affiliate of that Lender,

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

Lending Affiliate Loan means, in relation to a Lending Affiliate, a Loan in which that Lending Affiliate has been nominated to participate pursuant to Clause 38.6 (Nomination of Lending Affiliate Loans).

Lending Affiliate Loan Notice means a notice substantially in the form set out in Schedule 16 (Form of Lending Affiliate Loan Notice).

Lending Affiliate Resignation Notice means a notice substantially in the form set out in Schedule 17 (Form of Lending Affiliate Resignation Notice).

New Lending Affiliate means, in relation to a Lender, an entity which has become a Party as a “New Lending Affiliate” of that Lender in accordance with Clause 38.3 (Appointment of New Lending Affiliates).

New Lending Affiliate Appointment Notice means a notice substantially in the form set out in Schedule 15 (Form of New Lending Affiliate Appointment Notice).

Original Lending Affiliate means, in relation to an Original Lender, any entity specified as an Original Lending Affiliate opposite that Original Lender’s name in Schedule 14 (Original Lending Affiliates).

38.2        Original Lending Affiliate tax status confirmations

(a)           Each Original Lending Affiliate which is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 14 (Original Lending Affiliates).

(b)           Confirmation of a scheme reference number and jurisdiction of tax residence pursuant to paragraph (a) above shall be deemed to be confirmation of those details pursuant to paragraph (h)(ii)(B) of Clause 14.2 (Tax gross-up) and the reference in the definition of “Borrower DTTP Filing” in Clause 14.1 (Definitions) to Part II of Schedule 1 (The Original Parties) shall be construed to include Schedule 14 (Original Lending Affiliates).

38.3        Appointment of New Lending Affiliates

(a)           Subject to this Clause 38.3 an entity shall become a Party as a “New Lending Affiliate” of a Lender on the relevant Appointment Date if:

(i)            that entity is an Affiliate of that Lender;

(ii)           that Affiliate is a bank or financial institution or is a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets;

(iii)          that Lender and that Affiliate deliver to the Facility Agent a duly completed New Lending Affiliate Appointment Notice in relation to that Affiliate; and

(iv)          the Facility Agent executes that New Lending Affiliate Appointment Notice.

(b)           The Facility Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed New Lending Affiliate Appointment Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that New Lending Affiliate Appointment Notice.

(c)           The Facility Agent shall only be obliged to execute a New Lending Affiliate Appointment Notice delivered to it by a Lender and an Affiliate of that Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that Affiliate becoming a Party as a New Lending Affiliate.

(d)           The Facility Agent shall, as soon as reasonably practicable after it has executed a New Lending Affiliate Appointment Notice, send to the Company a copy of that New Lending Affiliate Appointment Notice.

(e)           If a proposed appointment of an Affiliate of a Lender as a New Lending Affiliate obliges that Affiliate to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of that Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by that Lender (on behalf of that Affiliate) in order for that Affiliate to carry out and be satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

38.4        Lending Affiliates as Lenders

(a)           Subject to this Clause 38, any reference in a Finance Document to a “Lender” shall be construed to include a Lending Affiliate and any reference to an “Original Lender” shall be construed to include an Original Lending Affiliate.

(b)           An Appointing Lender and each of its Lending Affiliates shall be treated as a single Lender for the purposes of:

(i)            determining an Appointing Lender’s Available Commitment; and

(ii)           Clause 8.1 (Illegality), Clause 8.2 (Change of control), Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Lender), and paragraph (d) of Clause 11.1 (Selection of Interest Periods).

38.5        Nomination of Lending Affiliate Loans

(a)           Each Original Lending Affiliate is nominated by its Appointing Lender to participate in any Loan, or class of Loan, specified opposite the name of that Original Lending Affiliate in Schedule 14 (Original Lending Affiliates).

(b)           An Appointing Lender may, by delivery of a duly completed Lending Affiliate Loan Notice to the Facility Agent and the Company no later than the time specified in paragraph (c) below, nominate any of its Lending Affiliates to participate in any Loan, or class of Loan, specified in that Lending Affiliate Loan Notice.

(c)           Any Lending Affiliate Loan Notice delivered pursuant to paragraph (b) above shall be delivered no later than 3 Business Days before the proposed Utilisation Date of any Loan specified in that Lending Affiliate Loan Notice, or at such later time agreed by the Facility Agent and the Company.

(d)           A Loan, or class of Loan, may only be specified pursuant to paragraphs (a) or (b) above by reference to any of:

(i)            the Borrower(s) of that Loan or those Loans;

(ii)           the jurisdiction of incorporation of the Borrower(s) of that Loan or those Loans; or

(iii)          in the case of the specification of an individual Loan, the proposed Utilisation Date of that Loan.

(e)           Clause 24 (Changes to the Lenders) shall not apply to any nomination of a Lending Affiliate Loan or to the effects of that nomination pursuant to this Clause 38.

38.6        Participation by Lending Affiliate

(a)           An Appointing Lender which nominates its Lending Affiliate to participate in any Loan, or class of Loan, pursuant to Clause 38.6 (Nomination of Lending Affiliate Loans) will be released from its obligations under the Finance Documents which relate to that Loan, or class of Loan, and that Lending Affiliate will be bound by obligations equivalent to those obligations.

(b)           Without prejudice to Clause 26.11 (Lenders’ indemnity to the Facility Agent) an Appointing Lender shall not be responsible for, or liable for any damages, costs or losses to any person arising as a result of, the non-performance by any Lending Affiliate of that Appointing Lender of that Lending Affiliate’s obligations under the Finance Documents.

38.7        Payments

(a)           Notwithstanding Clause 26.15 (Relationship with the Lenders) (and subject to paragraph (b) below) any obligation under any Finance Document to pay an amount to a Lender, or to the Facility Agent on a Lender’s behalf, in relation to a Lending Affiliate Loan shall be construed as an obligation to pay that amount to the Lending Affiliate nominated by that Lender to participate in that Lending Affiliate Loan or to the Facility Agent on behalf of that Lending Affiliate.

(b)           Each Lending Affiliate appoints its Appointing Lender as its agent for the purpose of receipt of payments under the Finance Documents and, notwithstanding Clause 29.2 (Distributions by the Facility Agent), and subject to Clause 29.4 (Clawback and pre-funding), each payment received by the Facility Agent under the Finance Documents for a Lending Affiliate shall be made available by the Facility Agent as soon as practicable after receipt to the Appointing Lender of that Lending Affiliate to such account as that Appointing Lender may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Appointing Lender in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Appointing Lender).

38.8        Commitments and voting

(a)           Without prejudice to Clause 38.6 (Participation by Lending Affiliate), a Lending Affiliate has no Commitment and any portion of a Commitment which relates to any Lending Affiliate Loan of that Lending Affiliate remains part of the Commitment of the Appointing Lender of that Lending Affiliate.

(b)           Any term of this Agreement which acts to cancel or reduce a Commitment on the repayment or prepayment of a Loan shall, in the case of the repayment or prepayment of a Lending Affiliate Loan of a Lending Affiliate, operate to cancel or reduce the corresponding portion of the Commitment of the Appointing Lender of that Lending Affiliate.

(c)           No reference in a Finance Document to a “Lender” shall be construed to include any Lending Affiliate for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or any other vote of Lenders under the Finance Documents.  The agreement of any Lending Affiliate is not required to approve a request for any such consent, waiver, amendment or vote.

38.9        Effect on assignments and transfers

(a)           Any assignment or transfer by an Appointing Lender pursuant to Clause 24 (Changes to the Lenders) of its rights and/or obligations under the Finance Documents which relate to that portion of its Commitment which relates to a Lending Affiliate Loan shall be construed to include an assignment or transfer, as the case may be, by it, on behalf of its Lending Affiliate nominated to participate in that Lending Affiliate Loan, of that Lending Affiliate’s rights and/or obligations under the Finance Documents which relate to that Lending Affiliate Loan.

(b)           Subject to paragraph (c) below the rights and/or obligations of a Lending Affiliate under the Finance Documents may not be assigned or transferred other than pursuant to an assignment or transfer by its Appointing Lender described in paragraph (a) above.

(c)           A Lending Affiliate (the Existing Lending Affiliate) may, subject to Clause 24 (Changes to the Lenders), assign any of its rights under any Finance Document which relate to an outstanding Lending Affiliate Loan to another Lending Affiliate of its Appointing Lender (the Alternative Lending Affiliate) or to its Appointing Lender.

(d)           An assignment described in paragraph (c) above will only be effective on receipt by the Facility Agent of written confirmation from the Alternative Lending Affiliate or, as the case may be, the Appointing Lender (in form and substance satisfactory to the Facility Agent) that the Alternative Lending Affiliate or, as the case may be, the Appointing Lender will assume the same obligations to the other Finance Parties as it would have been under if, in the case of an Alternative Lending Affiliate, it had been nominated to participate in that Lending Affiliate Loan or, in the case of an Appointing Lender, the Existing Lending Affiliate had not been nominated to participate in that Lending Affiliate Loan.

(e)           Paragraph (b)(i) of Clause 24.3 (Other conditions of assignment or transfer) shall not apply to an assignment described in paragraph (c) above.

38.10      Communications

(a)           Each Lending Affiliate shall be represented by its Appointing Lender for all administrative purposes under the Finance Documents and each Lending Affiliate shall deal with each other Party exclusively through its Appointing Lender.

(b)           The Facility Agent shall be entitled to carry out all dealings with a Lending Affiliate through the Appointing Lender of that Lending Affiliate and may give to that Appointing Lender any notice, document or other communication required to be given by the Facility Agent to that Lending Affiliate.

38.11      Defaulting Lenders

An Appointing Lender shall be treated as a Defaulting Lender if any Lending Affiliate of that Appointing Lender is a Defaulting Lender and a Lending Affiliate shall be treated as a Defaulting Lender if its Appointing Lender is a Defaulting Lender.

38.12      Other adjustments

(a)           Any obligation under this Agreement for a Lending Affiliate to transfer its rights and obligations under this Agreement shall be construed as an obligation for the Appointing Lender of that Lending Affiliate to transfer its rights and obligations under this Agreement which relate to that portion of its Commitment which relates to any Lending Affiliate Loan of that Lending Affiliate.

(b)           If:

(i)            a Lending Affiliate is nominated to participate in any Loan, or class of Loan, pursuant to the delivery of a Lending Affiliate Loan Notice; and

(ii)           as a result of circumstances existing at the date of delivery of that Lending Affiliate Loan Notice an Obligor would be obliged to make a payment to that Lending Affiliate under Clause 14 (Tax Gross-Up and Indemnities) or Clause 15 (Increased Costs),

then that Lending Affiliate is only entitled to receive payment under those Clauses in respect of a Lending Affiliate Loan which is the subject of that Lending Affiliate Loan Notice to the same extent as its Appointing Lender would have been if that Loan had not been a Lending Affiliate Loan.  This paragraph (b) shall not apply in relation to Clause 14.2 (Tax gross-up), with respect to payments to a Lending Affiliate that is a Treaty Lender and that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (a) of Clause 38.2 (Original Lending Affiliate tax status confirmations) or paragraph (h)(ii)(B) of Clause 14.2 (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.

(c)           References to an Affiliate of a Lender (the Relevant Lender) or to a Lender which is an Affiliate of the Relevant Lender in:

(i)            paragraphs (b) and (c) of Clause 8.1 (Illegality);

(ii)           Clause 8.2 (Change of control); and

(iii)          Clause 8.7 (Right of replacement or repayment and cancellation in relation to a single Lender),

shall not include either a Lending Affiliate of the Relevant Lender in its capacity as such or, if the Relevant Lender is a Lending Affiliate, the Appointing Lender of the Relevant Lender in its capacity as such.

38.13      Resignation of Lending Affiliate

(a)           If no Lending Affiliate Loan in respect of which a Lending Affiliate has rights or obligations under this Agreement is outstanding, that Lending Affiliate and its Appointing Lender may request that such Lending Affiliate (the Resigning Lending Affiliate) ceases to be a Lending Affiliate by delivering to the Facility Agent a Lending Affiliate Resignation Notice.

(b)           The Facility Agent shall as soon as reasonably practicable after receipt by it of a duly completed Lending Affiliate Resignation Notice appearing on its face to comply with the terms of this Agreement, and delivered in accordance with the terms of this Agreement, accept that Lending Affiliate Resignation Notice and notify the Appointing Lender of that Resigning Lending Affiliate and the Company of its acceptance.

(c)           Upon notification by the Facility Agent to that Appointing Lender and the Company of its acceptance of the resignation of that Resigning Lending Affiliate:

(i)            that Resigning Lending Affiliate shall cease to be a Lending Affiliate and shall have no further rights or obligations under the Finance Documents as a Lending Affiliate; and

(ii)           any nomination of that Lending Affiliate to participate in any Loan, or class of Loan, shall be cancelled.

(d)           A Lending Affiliate shall, and its Appointing Lender shall procure that such Lending Affiliate will, resign pursuant to this Clause 38.13 if:

(i)            that Lending Affiliate ceases to be an Affiliate of its Appointing Lender; or

(ii)           its Appointing Lender ceases to be a Party.

39           USA Patriot Act

Each Finance Party notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56), and its implementing regulations, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Finance Party to identify the Obligors in accordance with the provisions of that Act. Each Obligor agrees that it will provide each Finance Party with information as it may request in order for such Finance Party to satisfy the requirements of the USA PATRIOT Act.

40           Contractual recognition of bail-in

(a)           Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(i)            any Bail-In Action in relation to any such liability, including (without limitation):

(A)          a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(B)          a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(C)          a cancellation of any such liability; and

(ii)           a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

(b)           In this Clause 40:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

Bail-In Action means the exercise of any Write-down and Conversion Powers;

Bail-In Legislation means:

(a)           in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)           in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway;

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers;

UK Bail-In Legislation means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

Write-down and Conversion Powers means:

(a)           in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)           in relation to any other applicable Bail-In Legislation:

(i)            any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)           any similar or analogous powers under that Bail-In Legislation; and

(c)           in relation to any UK Bail-In Legislation:

(i)            any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)           any similar or analogous powers under that UK Bail-In Legislation.

41           Supported QFCs

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any other agreement or instrument that is a QFC (such support, QFC Credit Support and each such QFC a Supported QFC), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the U.S. Special Resolution Regimes) in respect of such Supported QFC and QFC Credit Support:

(a)           in the event a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the US or a state of the US.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the US or a state of the US.  Without limitation of the foregoing, it is understood and agreed that the rights and remedies of the Parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)           In this Clause 41:

BHC Act Affiliate of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Covered Entity means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

Default Right has the meaning given to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1.

QFC has the meaning given to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

42           Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Section 12
Governing law and enforcement

43           Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

44           Enforcement

44.1        Jurisdiction

(a)           The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

(b)           The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)           Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction (including the Federal and State courts in the State of New York to whose jurisdiction each Obligor irrevocably submits). To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

(d)           EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING IN A COURT LOCATED IN THE UNITED STATES DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

44.2        Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)           irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)           agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
The Original Parties

Part I The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any)

AstraZeneca PLC	02723534

Delta Omega Sub Holdings Inc.

Part II The Original Lenders

Name of Original Lender	Commitment ($)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Morgan Stanley Senior Funding, Inc.	7,625,000,000	13/M/227953/DTTP USA Tax residence

Morgan Stanley Bank NA	2,000,000,000	13/M/307216/DTTP USA Tax residence

JPMorgan Chase Bank, N.A., London Branch	6,125,000,000

Goldman Sachs Bank USA	1,750,000,000	13/G/351779/DTTP USA Tax residence

Total	17,500,000,000

Schedule 2
Conditions Precedent

Part I               Conditions Precedent to Signing this Agreement

1.                                      Original Obligors

(a)                                 A copy of the constitutional documents of each Original Obligor.

(b)                                 A copy of a resolution of the board of directors of each Original Obligor:

(i)            approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party, the Merger Agreement and associated documents and resolving that it execute, deliver and perform the Finance Documents to which it is a party, the Merger Agreement and associated documents;

(ii)           authorising a specified person or persons to execute the Finance Documents, the Merger Agreement and associated documents to which it is a party on its behalf; and

(iii)          authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                                  A specimen of the signature of each person authorised to sign and actually signing any Finance Documents.

(d)                                 A certificate of the Company (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(e)                                  A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)                                   A good standing certificate of each Obligor incorporated in the US from its jurisdiction of incorporation or organisation, dated not earlier than 5 Business Days prior to the date of this Agreement.

(g)                                  A certificate of an authorised signatory of the US Borrower certifying as to the solvency of the company after consummation of the transactions contemplated by the Finance Documents.

2.                                      Legal opinions

(a)                                 A legal opinion of Allen & Overy LLP, legal advisers to the Arranger and the Facility Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                 A legal opinion of Freshfields Bruckhaus Deringer US LLP, legal advisers to the Company in the US, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.                                      Other documents and evidence

(a)                                 The Original Financial Statements.

(b)                                 Form of Merger Agreement.

(c)                                  Executed Fee Letters.

Part II          Conditions Precedent to Initial Utilisation

1.                                      Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid (in accordance with the Fee Letters where relevant), by the first Utilisation Date.

2.                                      The executed Merger Agreement.

3.                                      Confirmation from the Company that the Merger Agreement has not been amended, varied, waived or supplemented from the form provided to the Facility Agent under Part I of Schedule 1 (Conditions Precedent) other than in a manner which may not materially adversely affect the Lenders.

4.                                      Confirmation from the Company that it has received all required consents in relation to the Acquisition and all conditions to Closing have been satisfied or waived by it (other than, in each case, as may not materially adversely affect the interests of the Lenders) and that the Acquisition will be consummated substantially simultaneously with the first Utilisation under this Agreement.

5.                                      Confirmation from the Company that it has the funds available to the Group in order to meet the cash requirements in the Merger Agreement.

Part III     Conditions Precedent required to be delivered by an Additional Borrower

1.                                      An Accession Letter, duly executed by the Additional Borrower and the Company.

2.                                      A copy of the constitutional documents of the Additional Borrower.

3.                                      A copy of a resolution of the board of directors of the Additional Borrower:

(a)                                 approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(b)                                 authorising a specified person or persons to execute the Accession Letter on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.                                      A certificate of the Additional Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

6.                                      A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part III of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

7.                                      A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

8.                                      If available, the latest audited financial statements of the Additional Borrower.

9.                                      A legal opinion of the legal advisers to the Arranger and the Facility Agent in England.

10.                               If the Additional Borrower is incorporated in a jurisdiction other than England and Wales or any State of the US, a legal opinion of the legal advisers to the Arranger and the Facility Agent in the jurisdiction in which the Additional Borrower is incorporated.

11.                               If the Additional Borrower is incorporated or organised under the law of any State of the US or the District of Columbia, a legal opinion of the legal advisers to such Additional Borrower in the jurisdiction in which such Additional Borrower is incorporated or organised.

12.                               A good standing certificate of each Additional Borrower incorporated or organised in the US from its jurisdiction of incorporation or organisation, dated not earlier than 5 Business Days prior to the date of the relevant Accession Letter.

Schedule 3
Requests

Part I               Utilisation Request

From:           [Borrower]

To:                [•] as the Facility Agent

Dated:          [•]

Dear Sirs,

AstraZeneca PLC — $17,500,000,000 Facility Agreement dated [•] 2020
(the Agreement)

1.                                      We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                      We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Amount:	$[•] or, if less, the Available Facility

Interest Period:	[•]

3.                                      We confirm that each condition specified in Clause 5.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.                                      The proceeds of this Loan should be credited to [account].

5.                                      This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[Borrower]

Part II          Selection Notice

From:           [AstraZeneca PLC]/[Borrower]

To:                [•] as the Facility Agent

Dated:          [•]

Dear Sirs,

AstraZeneca PLC - $17,500,000,000 Facility Agreement dated [•]
(the Agreement)

1.                                      We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                      We refer to the following Loan[s] with an Interest Period ending on [•].*

3.                                      [We request that the above Loan[s] be divided into [•] Loans with the following amounts and Interest Periods:]**

or

[We request that the next Interest Period for the above Loan[s] is [•]].***

4.                                      This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
[AstraZeneca PLC]/[Borrower]

*              Insert details of all Loans which have an Interest Period ending on the same date.

**           Use this option if division of Loans is requested.

***         Use this option if sub-division is not required.

Schedule 4
Form of Accession Letter

To:                [•] as the Facility Agent

From:           [Subsidiary] and [Company]

Dated:          [•]

Dear Sirs,

AstraZeneca PLC - $17,500,000,000 Facility Agreement dated [•]
(the Agreement)

1.                                      We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.                                      [Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 25.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.                                      The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.

4.                                      [Subsidiary’s] administrative details are as follows:

Address:

Email address:

Attention:

5.                                      This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[This Accession Letter is entered into by deed.]

[Company]	[Subsidiary]

By:	By:

Schedule 5
Form of Resignation Letter

To:                   [•] as the Facility Agent

From:              [resigning Obligor] and [Company]

Dated:             [•]

Dear Sirs,

AstraZeneca PLC - $17,500,000,000 Facility Agreement dated [•]
(the Agreement)

1.                                      We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.                                      Pursuant to Clause 25.3 (Resignation of a Borrower) of the Agreement, we request that [resigning Obligor] be released from its obligations as a Borrower under the Agreement.

3.                                      We confirm that:

(a)                                 no Default is continuing or would result from the acceptance of this request; and

(b)                                 [resigning Obligor] is under no actual or contingent obligations as a Borrower under any Finance Documents.

4.                                      This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Company]	[Subsidiary]

By:	By:

Schedule 6
Form of Transfer Certificate

To:                   [•] as Facility Agent and [the Company]

From:              [The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:             [•]

AstraZeneca PLC — $17,500,000,000 Facility Agreement dated [•]
(the Agreement)

1.                                      We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                                      We refer to Clause 24.6 (Procedure for transfer) of the Agreement:

(a)                                 The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 24.6 (Procedure for transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement and other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule in accordance with Clause 24.6 (Procedure for transfer) of the Agreement.

(b)                                 The proposed Transfer Date is [•].

(c)                                  The Facility Office and address, email address and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

3.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

4.                                      The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is:

(a)                                 with respect to a Borrower other than a US Borrower:

(i)                                     [a Qualifying Lender (other than a Treaty Lender);]

(ii)                                  [a Treaty Lender;]

(iii)                               [not a Qualifying Lender].(1)

(1) Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

(b)                                 with respect to a US Borrower:

(i)                                     [a US Qualifying Lender (other than a Treaty Lender);]

(ii)                                  [a US Treaty Lender;]

(iii)                               [not a US Qualifying Lender].(2)

5.                                      [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)            a company so resident in the United Kingdom; or

(ii)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.](3)

[[5].                          The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•](4), so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax.](5)

[5/6].                   This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6].                   This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

(2)         Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

(3)         Include if New Lender comes within paragraph (i)(B) of the definition of Qualifying Lender in Clause 14.1 (Definitions).

(4)         Insert jurisdiction of tax residence.

(5)         Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

[6/7].                   This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

The Schedule
Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

[Facility Agent]

This Transfer Certificate is accepted by the Company.

[Company]

By:

Schedule 7
Form of Assignment Agreement

To:                                               [•] as Facility Agent and [•] as Company

From:                                 [the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

Dated:                             [•]

AstraZeneca PLC - $17,500,000,000 Facility Agreement dated [•] 2020
(the Agreement)

1.                                      We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.                                      We refer to Clause 24.7 (Procedure for assignment) of the Agreement:

(a)                                 The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement as specified in the Schedule.

(b)                                 The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Agreement specified in the Schedule.

(c)                                  The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.                                      The proposed Transfer Date is [•].

4.                                      On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.                                      The Facility Office and address, email address and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

6.                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.5 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.                                      The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is:

(a)                                 with respect to a Borrower other than a US Borrower:

(i)                                     [a Qualifying Lender (other than a Treaty Lender);]

(ii)                                  [a Treaty Lender;]

(iii)                               [not a Qualifying Lender]

(b)                                 with respect to a US Borrower:

(i)                                     [a US Qualifying Lender (other than a Treaty Lender);]

(ii)                                  [a US Treaty Lender;]

(iii)                               [not a US Qualifying Lender.]

8.                                      [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)                                 a partnership each member of which is:

(i)            a company so resident in the United Kingdom; or

(ii)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

9.                                      [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•](6), so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax.](7)

[8/9].                   This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 24.8 (Copy of Transfer Certificate or Assignment Agreement or Increase Confirmation to Company) of the Agreement, to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

[9/10].            This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

(6)         Insert jurisdiction of tax residence.

(7)         Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

[10/11]        This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[11/12]        This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

The Schedule
Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

This Assignment Agreement is accepted by the Company.

[Company]

By:

Schedule 8
Timetables

Loans in Dollars

Delivery of a duly completed Utilisation Request (Clause 6.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 11.1 (Selection of Interest Periods))	U-2 9.30am

Facility Agent notifies the Lenders of the Loan in accordance with Clause 6.4 (Lenders’ participation)	U-2 10.30am

LIBOR is fixed	Quotation Day as of 11.00am

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 12.1(b) (Calculation of Reference Bank Rate)	Noon on the Quotation Day

Schedule 9
Form of Increase Confirmation

To:                   [•] as Facility Agent, and [•] as the Company

From:              [the Increase Lender] (the Increase Lender)

Dated:             [•]

AstraZeneca PLC — $17,500,000,000 Facility Agreement dated [•] 2020
(the Agreement)

1.                                      We refer to the Agreement. This agreement (the Increase Agreement) shall take effect as an Increase Confirmation for the purpose of the Agreement. Terms defined in the Agreement have the same meaning in this Increase Agreement unless given a different meaning in this Agreement.

2.                                      We refer to Clause 2.2 (Increase) of the Agreement.

3.                                      The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the Relevant Commitment(s)) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment(s).

4.                                      The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the Increase Date) is [•].

5.                                      On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6.                                      The Facility Office and address, email address and attention details for notices to the Increase Lender for the purposes of Clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

7.                                      The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase) of the Agreement.

8.                                      The Increase Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is:

(a)                                 with respect to a Borrower other than a US Borrower:

(i)                                     [a Qualifying Lender (other than a Treaty Lender);]

(ii)                                  [a Treaty Lender;]

(iii)                               [not a Qualifying Lender].*

(b)                                 with respect to a US Borrower:

(i)                                     [a US Qualifying Lender (other than a Treaty Lender);]

(ii)                                  [a US Treaty Lender;]

(iii)                               [not a US Qualifying Lender.]*

9.                                      [The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)            a company so resident in the United Kingdom; or

(ii)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]**

10.                               [The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [•]) and is tax resident in [•]***, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax:

[9/10]               This Increase Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Agreement.

[10/11]        This Increase Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[11/12]        This Increase Agreement has been entered into on the date stated at the beginning of this Increase Agreement.

The Schedule
Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Agreement is accepted as an Increase Confirmation by the Facility Agent and the Increase Date is confirmed as [•].

For and on behalf of Facility Agent

By:

NOTES:

*	Delete as applicable - each Increase Lender is required to confirm which of these three categories it falls within.

**	Include only if the Increase Lender is a UK Non-Bank Lender ie falls within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 14.1 (Definitions).

***	Insert jurisdiction of tax residence.

****	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

Schedule 10
Material Subsidiaries

AstraZeneca Pharmaceuticals LP

AstraZeneca UK Limited

MedImmune Limited

MedImmune LLC

Schedule 11
Rate Switch Notice

To:          [•] as Facility Agent

From:     [•] as the Company

Dated:

Dear Sir/ Madam,

AstraZeneca PLC - $17,500,000,000 Facility Agreement dated [•] 2020
(the Agreement)

1.                                      We refer to the Agreement.  This is a Rate Switch Notice.  Terms defined in the Agreement have the same meaning in this Rate Switch Notice unless given a different meaning in this Rate Switch Notice.

2.                                      We refer to Clause 9.3 (Rate Switch Notice) of the Agreement. We notify you that the Rate Switch Date is [•] 2021.

3.                                      This Rate Switch Notice is irrevocable.

4.                                      This Rate Switch Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

By:

[Company]

Authorised signatory

Schedule 12
Compounded Rate Terms

DEFINITIONS

Additional Business Day:	A Banking Day.

Banking Day:

Any day other than:

(a)                                 a Saturday or Sunday; and

(b)                                 a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Break Costs:	None specified.

Central Bank Rate:

means:

(a)                                 the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)                                 if that target is not a single figure, the arithmetic mean of:

(i)                                     the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)                                  the lower bound of that target range.

Central Bank Rate Adjustment:

means, in relation to the Central Bank Rate prevailing at close of business on any Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding Banking Days for which SOFR is available.

Central Bank Rate Spread:	means, in relation to any Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent between:

(a) SOFR for the Banking Day; and (b) the Central Bank Rate prevailing at the close of business on that Banking Day.

Credit Adjustment Spread:	The percentage rate per annum calculated as follows:

	Interest Period	Credit Adjustment Spread (per cent. per annum)

	1 month	0.115

Daily Rate:	means, in relation to any Banking Day:

(a) SOFR for that Banking Day; or

(b)                                 if SOFR is not available for that Banking Day, the percentage rate per annum which is the aggregate of:

(i)                                     the Central Bank Rate for that Banking Day; and

(ii)                                  the applicable Central Bank Rate Adjustment,

(c)                                  if paragraph (b) above applies but the Central Bank Rate for that Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)                                     the most recent Central Bank Rate for a day which is no more than five Banking Days before that Banking Day; and

(ii)                                  the applicable Central Bank Rate Adjustment,

rounded, in either case, to five decimal places and if, in either case, the aggregate of that rate and the Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the Credit Adjustment Spread is zero.

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

SOFR:	means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

Schedule 13
Daily Non-Cumulative Compounded RFR Rate

The Daily Non-Cumulative Compounded RFR Rate for any Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding) calculated as set out below:

where:

UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that Banking Day “i”;

UCCDRi-1 means, in relation to that Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding Banking Day (if any) during that Interest Period;

dcc means 360;

ni means the number of calendar days from, and including, that Banking Day “i” up to, but excluding, the following Banking Day; and

the Unannualised Cumulative Compounded Daily Rate for any such Banking Day “i” during the Interest Period of that Compounded Rate Loan (the Cumulated Banking Day) is the percentage rate per annum (without rounding) calculated as set out below:

where:

ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated Banking Day;

tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the Banking Day which immediately follows the last day of the Cumulation Period;

Cumulation Period means the first Banking Day of that Interest Period to, and including, the Cumulated Banking Day;

dcc has the meaning given to that term above; and

the Annualised Cumulative Compounded Daily Rate for that Cumulated Banking Day is the percentage rate per annum (without rounding) calculated as set out below:

where:

d0 means the number of Banking Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;

i means a series of whole numbers from one to d0, each representing the relevant Banking Day in chronological order in the Cumulation Period;

DailyRatei-LP means, for any Banking Day “i” during the Cumulation Period, the Daily Rate for the Banking Day which is five Banking Days prior to that Banking Day “i”;

ni means, for any Banking Day “i” during the Cumulation Period, the number of calendar days from, and including, that Banking Day “i” up to, but excluding, the following Banking Day (so that on most days ni will be 1 but on a Friday it will generally be 3 and it will also be larger than 1 on the Banking Day before a holiday);

dcc has the meaning given to that term above; and

tni has the meaning given to that term above.

Schedule 14
Original Lending Affiliates

Name of Original Lender	Name of Original Lending Affiliate(s)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable) of Original Lending Affiliate	Lending Affiliate Loan(s)
None

Schedule 15
Form of New Lending Affiliate Appointment Notice

To:                             [             ] as Facility Agent

From:               [The Appointing Lender] (the Appointing Lender) and [The New Lending Affiliate] (the New Lending Affiliate)

Dated:

AstraZeneca PLC - $17,500,000,000 Facility Agreement dated [•] 2020
(the Agreement)

1.                                      We refer to the Agreement.  This is a New Lending Affiliate Appointment Notice.  Terms defined in the Agreement have the same meaning in this New Lending Affiliate Appointment Notice unless given a different meaning in this New Lending Affiliate Appointment Notice.

2.                                      We refer to Clause 38.3 (Appointment of New Lending Affiliates) of the Agreement:

(a)                                 The Appointing Lender appoints the New Lending Affiliate as a party to the Agreement as a New Lending Affiliate of the Appointing Lender and the New Lending Affiliate agrees to that appointment.

(b)                                 The proposed Appointment Date is [        ].

(c)                                  The Facility Office of the New Lending Affiliate is set out in the Schedule.

3.                                      The New Lending Affiliate confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is:

(a)                                 with respect to a Borrower other than a US Borrower:

(i)                                     [a Qualifying Lender (other than a Treaty Lender);]

(ii)                                  [a Treaty Lender;]

(iii)                               [not a Qualifying Lender].(8)

(b)                                 with respect to a US Borrower:

(i)                                     [a US Qualifying Lender (other than a Treaty Lender);]

(ii)                                  [a US Treaty Lender;]

(iii)                               [not a US Qualifying Lender].(9)

(8) Delete as applicable - each New Lending Affiliate is required to confirm which of these three categories it falls within.

(9) Delete as applicable - each New Lending Affiliate is required to confirm which of these three categories it falls within.

4.                                      [The New Lending Affiliate confirms that the person beneficially entitled to interest payable to that New Lending Affiliate in respect of an advance under a Finance Document is either:

(a)                                 a company resident in the United Kingdom for United Kingdom tax purposes;

(b)                                 a partnership each member of which is:

(i)            a company so resident in the United Kingdom; or

(ii)           a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)                                  a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.](10)

5.                                      [The New Lending Affiliate confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [   ]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify:

(a)                                 each Borrower which is a Party as a Borrower as at the Appointment Date; and

(b)                                 each Additional Borrower which becomes an Additional Borrower after the Appointment Date,

that it wishes that scheme to apply to the Agreement.]**

[6/7].                   This New Lending Affiliate Appointment Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this New Lending Affiliate Appointment Notice.

[8/9].                   This New Lending Affiliate Appointment Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

(10)  Include if the New Lending Affiliate comes within paragraph (a)(ii) of the definition of Qualifying Lender in Clause 14.1 (Definitions).

*                 Insert jurisdiction of tax residence.

**          Include if the New Lending Affiliate holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

[9/10].            This New Lending Affiliate Appointment Notice has been entered into on the date stated at the beginning of this New Lending Affiliate Appointment Notice.

THE SCHEDULE

[New Lending Affiliate’s Facility Office [and account details for payments](11)]

[Appointing Lender]	[New Lending Affiliate]

By:	By:

This New Lending Affiliate Appointment Notice is accepted by the Facility Agent and the Appointment Date is confirmed as [          ].

[Facility Agent]

By:

(11) Include if the Facility Agent is to make payments direct to Lending Affiliates.  Facility Agent to confirm.

Schedule 16
Form of Lending Affiliate Loan Notice

To:                             [             ] as Facility Agent and [      ] as Company

From:               [The Appointing Lender] (the Appointing Lender) and [the Lending Affiliate] (the Lending Affiliate)

Dated:

AstraZeneca PLC - $17,500,000,000 Facility Agreement dated [•] 2020
(the Agreement)

1.                                      We refer to the Agreement.  This is a Lending Affiliate Loan Notice.  Terms defined in the Agreement have the same meaning in this Lending Affiliate Loan Notice unless given a different meaning in this Lending Affiliate Loan Notice.

2.                                      We refer to Clause 38.5 (Nomination of Lending Affiliate Loans) of the Agreement.  The Appointing Lender nominates the Lending Affiliate to participate in:

[specify, by reference to one or more of the criteria listed in paragraph (d) of Clause 38.5 (Nomination of Lending Affiliate Loans) of the Agreement, each individual Loan, or class of Loan, in which the Lending Affiliate is to participate in place of the Appointing Lender]

(the Lending Affiliate Loan[s]).

3.                                      The Lending Affiliate confirms that it is a Party as a Lending Affiliate, acknowledges the nomination described in paragraph 2 above and confirms that it shall participate in the Lending Affiliate Loan[s].

[Appointing Lender]

By:

[Lending Affiliate]

By:

Schedule 17
Form of Lending Affiliate Resignation Notice

To:                             [             ] as Facility Agent

From:               [Resigning Lending Affiliate] (the Resigning Lending Affiliate) and [Appointing Lender] (the Appointing Lender)

Dated:

AstraZeneca PLC - $17,500,000,000 Facility Agreement dated [•] 2020
(the Agreement)

1.                                      We refer to the Agreement.  This is a Lending Affiliate Resignation Notice.  Terms defined in the Agreement have the same meaning in this Lending Affiliate Resignation Notice unless given a different meaning in this Lending Affiliate Resignation Notice.

2.                                      We refer to Clause 38.13 (Resignation of Lending Affiliate) of the Agreement and request that the Resigning Lending Affiliate cease to be a Lending Affiliate under the Agreement.

3.                                      We confirm that:

(a)                                 no Lending Affiliate Loan in respect of which the Resigning Lending Affiliate has rights or obligations under the Agreement is outstanding; and

(b)                                 any nomination of the Lending Affiliate to participate in any Loan, or class of Loan, shall be cancelled on the Facility Agent’s acceptance of this Lending Affiliate Resignation Notice.

4.                                      This Lending Affiliate Resignation Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Resigning Lending Affiliate]

By:

[Appointing Lender]

By:

Signatures

THE COMPANY

ASTRAZENECA PLC	)
By:	)
Address:	)
)

1 Francis Crick Avenue
Cambridge Biomedical Campus
Cambridge
CB2 0AA

Attention:	Group Treasurer
Email:	aztbo@astrazeneca.com

THE BORROWERS

ASTRAZENECA PLC	)
By:	)
Address:	)
)

1 Francis Crick Avenue
Cambridge Biomedical Campus
Cambridge
CB2 0AA

Attention:	Group Treasurer
Email:	aztbo@astrazeneca.com

DELTA OMEGA SUB HOLDINGS INC.	)
By:	)
Address:	)
)

1209 Orange Street
Wilmington, County of New Castle
Delaware 19801
USA

Attention:	Treasurer
Email:	aztbo@astrazeneca.com

THE GUARANTOR

ASTRAZENECA PLC	)
By:	)
Address:	)
)

1 Francis Crick Avenue
Cambridge Biomedical Campus
Cambridge
CB2 0AA

Attention:	Group Treasurer
Email:	aztbo@astrazeneca.com

THE ARRANGERS

MORGAN STANLEY BANK	)
INTERNATIONAL LIMITED	)
By:	)
Address:	)
)

J.P. MORGAN SECURITIES PLC	)
By:	)
Address:	)
)

GOLDMAN SACHS BANK USA	)
By:	)
Address:	)
)

THE BOOKRUNNERS

MORGAN STANLEY BANK	)
INTERNATIONAL LIMITED	)
By:	)
Address:	)
)

J.P. MORGAN SECURITIES PLC	)
By:	)
Address:	)
)

GOLDMAN SACHS BANK USA	)
By:	)
Address:	)
)

THE FACILITY AGENT

J.P. MORGAN AG	)
By:	)
Address:	)
)
)

Email address:
Attention:

THE ORIGINAL LENDERS

MORGAN STANLEY BANK	)
SENIOR FUNDING, INC.	)
By:	)
Address:	)
)

MORGAN STANLEY BANK NA	)
By:	)
Address:	)
)

JPMORGAN CHASE BANK, N.A.,	)
LONDON BRANCH	)
By:	)
Address:	)
)

GOLDMAN SACHS BANK USA	)
By:	)
Address:	)
)